Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279367

PROSPECTUS SUPPLEMENT

(To prospectus dated May 23, 2024)

1,363,637 Shares of Common Stock

Warrants to Purchase up to 2,727,274 Shares of Common Stock

Placement Agent Warrants to Purchase up to 122,727 Shares of Common Stock

We are offering in a registered direct offering 1,363,637 shares of our common stock, par value $0.18 per share (the “common stock”).

Each share of common stock we sell will be accompanied by one Series A warrant and one Series B warrant, each to purchase one share of common stock (collectively, the “warrants”). Subject to certain ownership limitations, each warrant will be exercisable beginning six months after the date of issuance at an exercise price of $4.40 per share. The Series A warrants will expire five and one-half years from the date of issuance and the Series B warrants will expire two years from the date of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Placement Agent Warrants (as defined herein).

The shares of common stock and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We refer to the shares of common stock and warrants issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants sold in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATOS.” On June 10, 2026, the last sale price of our common stock as reported on the Nasdaq Capital Market was $4.40 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange. Without an active trading market, the liquidity of the warrants will be limited.

We have engaged Rodman & Renshaw LLC (“Rodman”) as our exclusive placement agent for this offering (the “Placement Agent”). The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus but will use its reasonable best efforts to arrange for the sale of the securities offered. See “Plan of Distribution.” This offering is expected to close on or about June 12, 2026, subject to customary closing conditions, without further notice to you. We have not arranged to place the funds from the investor in an escrow, trust or similar account.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and on page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Warrants	Total
Offering price	$3.30	$4,500,002.10
Placement Agent’s fees(1)	$0.231	$315,000.15
Proceeds to us, before expenses(2)	$3.069	$4,185,001.95

(1)
We have agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering and reimburse the Placement Agent for certain of its expenses. Furthermore, upon any exercise for cash of any warrants, we have agreed to pay the Placement Agent within five business days of the receipt by us of the exercise price a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto. In addition, we have agreed to issue to the Placement Agent, or its designees, (i) warrants to purchase a number of shares of our common stock equal to 3.0% of the aggregate number of shares of common stock sold to the investors in this offering, at an exercise price equal to 125% of the offering price of the common stock being sold hereby, and (ii) upon any exercise for cash of any warrants issued hereby, warrants to purchase such number of shares of common stock equal to 3.0% of the aggregate number of such shares of common stock underlying such warrants that have been so exercised (collectively, the “Placement Agent Warrants”). See “Plan of Distribution” for additional information regarding Placement Agent’s total compensation.
(2)
The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the warrants for cash, if any, issued in the offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about June 12, 2026.

Rodman & Renshaw LLC

The date of this prospectus supplement is June 10, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT....................................................................................................	S-i
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.........................................................	S-1
PROSPECTUS SUPPLEMENT SUMMARY.......................................................................................................	S-3
THE OFFERING....................................................................................................................................................	S-5
RISK FACTORS....................................................................................................................................................	S-7
USE OF PROCEEDS.............................................................................................................................................	S-35
DESCRIPTION OF SECURITIES BEING OFFERED........................................................................................	S-36
PLAN OF DISTRIBUTION..................................................................................................................................	S-39
LEGAL MATTERS...............................................................................................................................................	S-42
EXPERTS..............................................................................................................................................................	S-42
WHERE YOU CAN FIND MORE INFOMRATION...........................................................................................	S-43
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................................................	S-44

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration statement, we may, from time to time, sell common stock, preferred stock, debt securities and warrants having an aggregate offering price of up to $100,000,000.

The securities offered, issued and sold under this prospectus supplement are included in the $100,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

We provide information to you about this offering of securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We have not, and the Placement Agent has not, authorized any other person to provide you with any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Placement Agent are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners. Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. However, assumptions and estimates of our future performance, and the future performance of our industry are subject to numerous known and unknown risks and uncertainties, including those

S-i

described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and accompanying prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other factors include, among others, the factors disclosed in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the following risks, uncertainties and factors:

•
our ability to shorten our clinical development timelines and reduce future clinical development costs through an accelerated path to filing a New Drug Application, which is dependent on the timing and outcomes of submissions to and other interactions with the U.S. Food and Drug Administration (“FDA”);
•
the impact of general macroeconomic conditions, including the impact of inflation, high interest rates, general economic slowdown or a recession, the availability of credit, foreign exchange rate volatility, financial institution instability, changes in monetary policy, changes in trade policies, including tariffs or other trade restrictions or the threat of such actions, and increasing geopolitical instability, including the conflict in Ukraine, the conflict in the Middle East and rising tensions between China and Taiwan and the related volatility in the price of oil and other commodity prices, on our business, our ability to access capital markets, our operating costs and our supply chain;
•
our ability to raise capital;
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the effects of natural disasters, pandemics, severe weather conditions and other events beyond our control;
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whether we can obtain approval from the FDA, and foreign regulatory bodies, to continue our clinical trials, including our planned (Z)-endoxifen trials, and to sell, market and distribute our therapeutics under development;
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our ability to identify and partner with organizations to commercialize any of our products once they are approved for marketing;
•
our ability to successfully initiate and complete clinical trials of our products under development, including our proprietary (Z)-endoxifen;
•
our ability to pursue a Duchenne muscular dystrophy (“DMD”) indication, McCune-Albright Syndrome (“MAS”) indication, or other indications for our lead program, (Z)-endoxifen;
•
the success, costs and timing of our development activities, such as clinical trials, including whether our studies using our (Z)-endoxifen therapies will enroll a sufficient number of subjects in a timely fashion or be completed in a timely fashion or at all;
•
our ability to continue as a going concern;
•
whether we will successfully complete our clinical trials of (Z)-endoxifen in women with breast cancer, and whether the studies will meet their objectives;
•
our ability to contract with third-party suppliers, manufacturers and service providers, including clinical research organizations, and their ability to perform adequately;
•
our ability to successfully develop and commercialize new therapeutics currently in development, or new therapeutics that we might identify in the future, and within the time frames we currently expect;

•
our ability to successfully deploy artificial intelligence in our or our collaborators’ product candidates;
•
our ability to successfully defend litigation and other similar complaints that may be brought in the future, in a timely manner and within the coverage, scope and limits of our insurance policies;
•
our ability to establish and maintain intellectual property rights covering our products, including our ability to obtain patent coverage for our product candidates;
•
our increased risk of theft or misappropriation of our intellectual property and other proprietary technology outside of the U.S.;
•
our expectations regarding, and our ability to satisfy, federal, state and foreign regulatory requirements, including evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability and evolving labor standards;
•
our eligibility for, and any expected benefits of, any FDA programs or special designations, such as the Rare Pediatric Disease Priority Review Voucher (“PRV”) program and the orphan drug exclusivity designation;
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our ability to receive orphan-drug exclusivity for (Z)-endoxifen for MAS;
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our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;
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the accuracy of our estimates of the size and characteristics of the markets that our products and services may address;
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whether final study results will vary from preliminary study results that we may announce;
•
our expectations as to future financial performance, expense levels and capital sources;
•
our ability to attract and retain key personnel;
•
our intended use of proceeds from this offering; and
•
other risks and uncertainties, including those incorporated by reference in the section titled “Risk Factors”.

We caution you that the risks, uncertainties and other factors referred to above, elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein may not contain all of the risks, uncertainties and other factors that may affect our future results and operations.

Moreover, new risks will emerge from time to time. It is not possible for our management to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Forward-looking statements are not historical facts and reflect our current views with respect to future events. Given the significant uncertainties, you should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties and not place undue reliance on these forward-looking statements as predictions of future events.

All forward-looking statements in this prospectus supplement apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information and does not contain all of the information that you should consider before deciding to invest in our securities. You should read the entire prospectus supplement, including the information incorporated by reference herein, the accompanying prospectus and any related free writing prospectus, carefully, including the section titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, and our consolidated financial statements and notes thereto, which are incorporated by reference herein, before making an investment decision. Some of the statements in this summary constitute forward-looking statements, see “Special Note Regarding Forward-Looking Statements.” In this prospectus supplement, unless the context requires otherwise, references to “we,” “us,” “our,” “Atossa” or the “Company” refer to Atossa Therapeutics, Inc., in each case together with its consolidated subsidiaries.

Our Company

Overview

We are a clinical-stage biopharmaceutical company developing proprietary innovative medicines in areas of significant unmet medical need in oncology, with a focus on breast cancer and other breast conditions, as well as certain rare diseases. Our lead drug candidate is oral (Z)-endoxifen, a selective estrogen receptor modulator/degrader (SERM/D) currently in Phase 2 clinical development. We are evaluating potential indications for (Z)-endoxifen based on its pharmacologic profile, including its potential for both reducing the risk of and for the treatment of breast cancer, as well as in other therapeutic areas.

We have been granted U.S. and international patents covering our proprietary (Z)-endoxifen, and we have numerous applications pending in the U.S. and in other major countries. We expect to have patent protection covering our proprietary (Z)-endoxifen through at least November 17, 2038.

Our business strategy is to advance our programs through clinical studies, including with potential partners, and opportunistically add programs in areas of high unmet medical need through acquisition, minority investment, collaboration or internal development.

Corporate Information

We commenced our operations in April 2009 as a Delaware corporation named Atossa Genetics Inc. We changed our corporate name to Atossa Therapeutics, Inc. in January 2020. Our principal executive offices are located at 1448 NW Market Street, Suite 500, Seattle, Washington 98107 and our telephone number is (206) 588-0256. Our website is www.atossatherapeutics.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

THE OFFERING

Common stock offered by us 1,363,637 shares of our common stock. Each share of our common stock is being sold together with one Series A warrant and one Series B warrant, each to purchase one share of our common stock.

Warrants offered by us Warrants to purchase up to 2,727,274 shares of common stock, consisting of Series A warrants to purchase up to 1,363,637 shares of common stock and Series B warrants to purchase up to 1,363,637 shares of common stock. For each share of common stock purchased, the purchaser will receive one Series A warrant and one Series B warrant, each to purchase one share of our common stock with an exercise price of $4.40 per share. Each warrant will be exercisable commencing six months after the date of issuance. The Series A warrants will expire five and one-half years from the issuance date and the Series B warrants will expire two years from the issuance date. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the warrants.

Offering price per share

and associated warrant $3.30

Common stock to be outstanding

after this offering 9,974,997 shares, excluding shares issuable upon exercise of the warrants issued in this offering and the Placement Agent Warrants.

Use of proceeds We estimate that the net proceeds of this offering, after deducting the Placement Agent’s fees and estimated offering expenses, will be approximately $4.1 million. We currently intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors Investing in our securities involves significant risks. See the section titled “Risk Factors” on page S-7 in this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market symbol “ATOS”. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The number of our shares of common stock outstanding after this offering is based on 8,611,361 shares of our common stock outstanding as of March 31, 2026, and excludes the following:

•
1,538,071 shares of common stock issuable upon the exercise of options issued under our 2020 Stock Incentive Plan (the “2020 Plan”) as of March 31, 2026 at a weighted average exercise price of $21.31 per share;

•
313,401 shares of common stock issuable upon the vesting of restricted stock units issued under our 2020 Plan as of March 31, 2026;
•
10,928 shares of common stock issuable upon the conversion of outstanding shares of Series B Preferred Stock as of March 31, 2026;
•
393,262 shares of common stock reserved for issuance pursuant to future equity awards under our 2020 Plan, as of March 31, 2026;
•
67,285 shares of common stock issuable upon the vesting of restricted stock units issued under our 2020 Plan subsequent to March 31, 2026;
•
4,300 shares of common stock issued under the At the Market Offering Agreement, dated February 20, 2026, by and between us and Rodman & Renshaw LLC, subsequent to March 31, 2026.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or conversion of outstanding shares of Series B Preferred Stock after March 31, 2026.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

We currently intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and general corporate purposes. Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. See the section titled “Use of Proceeds” below for a more detailed illustration of the use of proceeds.

A substantial number of shares of our common stock will be sold in this offering, which could cause the price of our common stock to decline.

In this offering, assuming no exercise of the accompanying warrants or the Placement Agent Warrants, we will sell 1,363,637 shares of our common stock, which represents approximately 13.7% of our outstanding shares of common stock as of March 31, 2026 after giving effect to this offering. Up to 2,727,274 additional shares may be issued upon exercise of the accompanying warrants. This sale could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of the shares of common stock issued in this offering or issued upon exercise of the warrants issued in this offering will have on the market price of our common stock. In addition, a decline in the price of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities and may cause you to lose part or all of your investment in our common stock.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The warrants to purchase common stock in this offering may not have any value.

The Series A warrants being offered in this offering will be exercisable for five and one-half years from the closing date, and the Series B warrants being offered in this offering will be exercisable for two years from the closing date, in each case at an exercise price of $4.40 per share. In the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants, and we do not expect such markets to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The warrants are speculative in nature.

The warrants represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, the holder of the warrants may exercise their right to acquire the common stock and pay an exercise price of $4.40 per share, subject to certain adjustments. The warrants will be exercisable commencing six months after the date of issuance. The Series A warrants will expire at 5:00 p.m. (New York City time) on the five and one-half year anniversary of the date of issuance, and the Series B warrants will expire at 5:00 p.m. (New York City time) on the two year anniversary of the date of issuance, after which period any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their actual or imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, it may not ever be profitable for the holder of the warrants to exercise the warrants.

Risks Related to our Business

We have a history of operating losses and expect to continue to incur losses in the future, and, as such, an investor cannot assess our profitability or performance based on past results.

Since December 2015, our business has primarily focused on the development of novel therapeutics for the treatment of breast cancer and other breast conditions. We have a limited operating history and have incurred net losses each year. Our net losses for the three months ended March 31, 2026 and 2025 were $9.6 million and $6.7 million, respectively. We will continue to incur further losses in connection with costs for development of our programs, including ongoing and additional clinical studies.

Because of our limited operating history, particularly in the area of pharmaceutical development, our revenue and income potential is uncertain and cannot be based on prior results. Any evaluation of our business and prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in the development stage. Some of these risks and uncertainties include our ability to:

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continue as a going concern;
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commence, execute and obtain successful results from our clinical studies;
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obtain regulatory approvals in the U.S. and elsewhere for our pharmaceuticals we are developing;
•
work with contract manufacturers to produce our pharmaceuticals under development in clinical and commercial quantities on acceptable terms and in accordance with required standards;

•
respond effectively to competition;
•
manage our growth in operations;
•
respond to changes in applicable government regulations and legislation;
•
access additional capital when required;
•
execute and successfully integrate strategic transactions, including potential acquisitions or investments; and
•
attract and retain key personnel.

We have not established sources of ongoing revenue to cover operating costs and allow us to continue as a going concern. If we do not raise additional capital, we anticipate liquidity issues within the next twelve months and we may not continue as a going concern.

For the three months ended March 31, 2026, we incurred a net loss of $9.6 million, and we had an accumulated deficit of $256.2 million. As of the date of filing this Quarterly Report for the period ended March 31, 2026, we expect that our existing resources will likely be insufficient to fund our planned operations for the next 12 months, and additional capital resources will be needed to fund operations longer-term. We have not yet established an ongoing source of revenue sufficient to cover our operating costs and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. We plan to obtain additional capital resources by selling our equity securities as well as short-term borrowing from banks, stockholders or other related parties, if needed. However, we cannot assure you that we will be successful in accomplishing any of these plans and, if we are unable to obtain adequate capital on reasonable terms, if at all, we may be unable to develop and commercialize our product offerings or increase our geographic reach, and we could be forced to cease operations or substantially curtail our activities. We do not anticipate any revenue until our pharmaceutical programs are developed, including receipt of all necessary regulatory approvals, and we successfully commercialize these programs. These conditions raise substantial doubt as to our ability to continue as a going concern.

Macroeconomic factors could adversely impact our business and our ability to raise additional capital.

Our business and our ability to obtain adequate capital on reasonable terms, if at all, can be impacted by macroeconomic factors, such as high interest rates, the inflationary environment, recessionary fears, foreign exchange rate volatility, instability in financial institutions, government shutdowns, changes in monetary policy, changes in trade policies, including tariffs and other trade restrictions or the threat of such actions, and rising geopolitical instability including the conflicts in the Middle East and the related volatility in the price of oil and other commodity prices.

The United States has announced tariffs on imports from most countries, including significant tariffs on imports from Canada, Mexico and China, leading to increasing trade and political tensions. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. In addition, in September 2025, the United States announced plans to impose up to 100% tariffs on imported branded or patented pharmaceuticals, subject to certain exceptions (the Pharmaceutical Tariffs) and in April 2026, the U.S. Administration issued a Proclamation regarding the imposition of such tariffs. There remains substantial uncertainty as to the implementation and potential impacts of such tariffs and, more generally, about the duration of existing tariffs, tariff levels, and whether additional tariffs or other retaliatory actions may be imposed, modified or suspended. For example, the U.S. Supreme Court ruled in February 2026 that certain tariffs imposed by the U.S. federal government under the International Emergency Economic Powers Act exceeded presidential authority and therefore are invalid. However, tariffs imposed under different statutes (including the Pharmaceutical Tariffs, if implemented) were not directly impacted by the decision and therefore remain in place. These actions and the related rising political tensions could negatively impact global macroeconomic conditions and the stability of global financial markets, which could have a material adverse effect on our business, financial condition and results of operations, including through increased supply chain costs.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

For the three months ended March 31, 2026, we incurred a net loss of $9.6 million, and we had an accumulated deficit of $256.2 million since inception. As of March 31, 2026, we had cash and cash equivalents of $31.7 million. Because we have no current sources of revenue, substantial doubt exists about our ability to continue as a going concern and we expect that we will need to raise capital again in the future to continue to fund our operations. When we elect to raise additional funds or when additional funds are required, we may raise such funds through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. These financing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be prevented from developing our pharmaceutical candidates, pursuing acquisitions, and investing in other companies, including as a sponsor or investor in special purpose acquisition companies, licensing, development and commercialization efforts, and our ability to continue our operations, generate revenues, and achieve or sustain profitability may be substantially harmed.

For example, our ability to raise capital in the public capital markets, including through “at the market” offerings pursuant to our Sales Agreement with the Sales Agent, may be limited by, among other things, SEC rules and regulations impacting the eligibility of smaller companies to use Form S-3 for primary offerings of securities. Although alternative public and private transaction structures may be available, these may require additional time and cost, may impose operational restrictions on us, and may not be available on attractive terms.

If we raise additional funds by selling or issuing equity securities or equity-linked securities, including through our Sales Agreement, our stockholders will experience dilution and it may have an adverse effect on the price of our common stock. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity, including securities convertible into or exercisable for equity securities, that we raise may contain terms, such as liquidation, conversion and other preferences, that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary for us to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected, and we may be unable to continue our operations.

We may expend our capital resources in ways that you do not agree or that do not produce stockholder value.

We intend to use our capital resources to execute on our business plan, which may include acquiring or in-licensing programs and may also include the internal development of additional programs that may or may not be related to oncology. We may also use our capital resources to invest directly or indirectly in business opportunities in healthcare or other industries, including through purchases of equity in other companies and as a sponsor or as an equity investor in special purpose acquisition companies, and we may not be able to realize the expected business or financial benefits of these investments.

In addition, our business plan may evolve to require more capital resources than currently contemplated either because our existing programs progress more quickly or at a greater cost than currently anticipated or because we may add additional programs. Stockholders may not agree with the ways in which we expend our capital resources and our capital deployment activities may not lead to increases in stockholder value.

Any products we may develop may never achieve significant commercial market acceptance.

We may not succeed in achieving commercial market acceptance of any of our products. In order to gain market acceptance for the drugs under development, we will need to demonstrate to physicians and other healthcare professionals the benefits of these therapies, including the clinical and economic application for their particular practice, the efficacy and safety and potential advantages compared to alternative therapies. Many physicians and healthcare professionals may be hesitant to introduce new services or techniques into their practice for many reasons, including lack of time and resources, the learning curve associated with the adoption of such new services or techniques into already established procedures, the product’s cost, convenience and ease of administration, the then-current standard of care, the strength of marketing and distribution support and the uncertainty of the applicability or reliability of the results of a new product. In addition, the availability of full or even partial payment for our products, whether by third party payors (e.g., insurance companies), by government payors or the patients themselves, will likely heavily influence physicians’ decisions to recommend or use our products.

We may be unable to establish sales, marketing and commercial supply capabilities.

We do not currently have, nor have we ever had, commercial pharmaceutical sales and marketing capabilities. If any of our product candidates become approved, we would need to build these capabilities in order to commercialize our approved product candidates. The process of establishing commercial capabilities will be expensive and time consuming, and may not be successful. Even if we are successful in building these capabilities, we may not be successful in commercializing any of our product candidates.

The loss of the services of our Chief Executive Officer could adversely affect our business.

Our success is dependent in large part upon our ability to execute our business plan, manufacture our pharmaceutical drugs and attract and retain highly skilled professional personnel. In particular, due to the relatively early stage of our business, our future success is highly dependent on the services of Steven C. Quay, our Chairman, President, Chief Executive Officer and founder, who provides much of the necessary experience to execute our business plan. He currently also serves, in an unpaid capacity, as a Senior Fellow at the Hudson Institute, where he advises on national-security issues relating to the convergence of artificial intelligence and biotechnology. From time to time, he may be considered for, asked to serve in, or accept public-service, governmental, academic, scientific, advisory, policy, or other external roles. If he were to accept any such role, reduce his time commitment to us, resign, take a leave of absence, or become subject to government ethics, recusal, conflict-of-interest, confidentiality, or other service-related requirements, or if speculation regarding any such role were to affect investor perceptions, our operations, financing activities, business-development efforts, clinical programs, investor communications, and the market price of our common stock could be adversely affected.

Our acquisitions of, collaborations with, licenses with and investments in, other businesses may not yield expected benefits, and our inability to successfully integrate these transactions may negatively impact our business, financial condition, and results of operations.

We anticipate that we will make acquisitions of, collaborations with, licenses with or investments in businesses in the future. We may not realize the anticipated benefits, or any benefits, from these transactions. If we fail to properly evaluate, complete and execute acquisitions, our business may be seriously harmed and our stock price may decline. For us to realize the benefits of future transactions, we must successfully integrate the acquired businesses with ours. Some of the challenges to successful integration include:

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unanticipated costs or liabilities resulting from our acquisitions;
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inability to retain key employees from acquired businesses;
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difficulties integrating acquired operations, personnel, and technologies;
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diversion of management attention from existing business operations and strategy;
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diversion of resources that are needed in other parts of our business;
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potential write-offs of acquired assets;

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inability to maintain relationship partners of the acquired business;
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potential financial and credit risks associated with the acquired business;
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the need to implement controls, procedures, and policies at the acquired company;
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the need to comply with additional laws and regulations applicable to the acquired business; and
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the indirect tax of any such acquisitions.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and other transactions have in the past and could in the future cause us to fail to realize the anticipated benefits of such acquisitions and transactions, and result in higher than expected costs, the recording of asset impairment or restructuring charges and other actions which could negatively impact our business, financial condition, results of operations and our ability to execute on our strategic plan.

We may experience difficulty in locating, attracting and retaining experienced and qualified personnel, which could adversely affect our business.

We will need to attract, retain, and motivate experienced clinical development and other personnel, particularly in the greater Seattle area as we expand our pharmaceutical development activities. Personnel with the required skills and experience may be scarce or may not be available at all in this geographic region. In addition, competition for these skilled personnel is intense and recruiting and retaining skilled employees is difficult, particularly for a development-stage company such as ours. If we are unable to attract and retain qualified personnel, our development activities may be adversely affected. Even if we are successful in identifying and attracting qualified employees, recent market changes, including the labor shortage, and high inflation have increased employee-related costs substantially. As a result, our operating expenses may continue to increase in the current market environment.

Compounds and methods that appear promising in research and development may fail to reach later stages of development for a number of reasons, including, among others, that clinical trials may take longer to complete than expected or may not be completed at all, and interim, top-line or preliminary clinical trial data reports may ultimately differ from actual results once data are more fully evaluated.

Successful development of pharmaceutical products is highly uncertain and obtaining regulatory approval to market drugs is expensive, difficult, and speculative. Compounds that appear promising in research and development may fail to reach later stages of development for several reasons, including, but not limited to:

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an unacceptable safety profile;
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lack of efficacy;
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delay or failure in obtaining necessary U.S. and international regulatory approvals, or the imposition of a partial or full regulatory hold on a clinical trial;
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difficulties in formulating a compound, scaling the manufacturing process, timely attaining process validation for particular drug products, and completing manufacturing to support clinical studies;
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pricing or reimbursement issues or other factors that may make the product uneconomical to commercialize;
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production problems, such as the inability to obtain raw materials or supplies satisfying acceptable standards for the manufacture of our products;
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equipment obsolescence, malfunctions or failures, product quality/contamination problems or changes in regulations requiring manufacturing modifications;
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inefficient cost structure of a compound, finished drug, or device compared to alternative treatments;
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obstacles resulting from proprietary rights held by others, such as patent rights for a particular compound;

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lower than anticipated rates of patient enrollment as a result of factors, such as the number of patients with the relevant conditions, the proximity of patients to clinical testing centers, perceived cost/benefit of participating in the study, eligibility criteria for tests, patient insurance approvals of trial participation, and competition with other clinical testing programs;
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nonclinical or clinical testing requiring significantly more time than expected resources or expertise than originally expected and inadequate financing, which could cause clinical trials to be delayed or terminated;
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failure of clinical testing to show potential products to be safe and efficacious, and failure to demonstrate desired safety and efficacy characteristics in human clinical trials;
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suspension of a clinical trial at any time by us, an applicable collaboration partner or a regulatory authority on the basis that the participants are being exposed to unacceptable health risks or for other reasons;
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delays in reaching or failing to reach agreement on acceptable terms with manufacturers or prospective Contract Research Organizations (CROs) and trial sites; and
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failure of third parties, such as CROs, academic institutions, collaborators, cooperative groups, and/or investigator sponsors, to conduct, oversee, and monitor clinical trials and results.

In addition, from time to time we expect to report interim, top-line or "preliminary" data for clinical trials, including for example the results reported in 2025 for our Phase 2 Endocrine Optimization Pilot sub‑study within the I‑SPY 2 TRIAL evaluating low‑dose oral (Z)‑endoxifen as a neoadjuvant treatment in women with stage II/III ER+/HER2‑negative breast cancer. Such data are based on a preliminary analysis of then-available efficacy and safety data, and such findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. Interim, top-line or preliminary data are based on important assumptions, estimations, calculations and information then available to us to the extent we have had, at the time of such reporting, an opportunity to fully and carefully evaluate such information in light of all surrounding facts, circumstances, recommendations and analyses. As a result, interim, top-line or "preliminary" results may differ from future/final results, or different conclusions or considerations may qualify such results once existing data have been more fully evaluated. In addition, third parties, including regulatory agencies, may not accept or agree with our assumptions, estimations, calculations or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the ability to obtain approvals, or commercialization of the particular compound and our business generally.

If the development of our products is delayed or fails, or if top-line or preliminary clinical trial data reported differ from actual results, our development costs may increase and our ability to commercialize our products may be harmed, which could harm our business, financial condition, operating results or prospects.

We may not obtain or maintain the regulatory approvals required to develop or commercialize some or all of our products.

We are subject to rigorous and extensive regulation by the FDA in the U.S. and by comparable agencies in other jurisdictions, including the European Medicines Agency (EMA) in the European Union (E.U.), the United Kingdom’s Medicines and Healthcare products Regulatory Agency and the Therapeutic Goods Administration (TGA) in Australia.

Our product candidates are currently in research or development, and we have not received marketing approval for our products. Our products may not be marketed in the U.S. until they have been approved by the FDA and may not be marketed in other jurisdictions until they have received approval from the appropriate foreign regulatory agencies. Each product candidate requires significant research, development and pre-clinical testing and extensive clinical investigation before submission of any regulatory application for marketing approval. As a result, the regulatory pathway for these products may be more complex and obtaining regulatory approvals may be more difficult.

Obtaining regulatory approval requires substantial time, effort and financial resources, and we may not be able to obtain approval of any of our products on a timely basis, or at all. The number, size, design, and focus of pre-clinical and clinical trials that will be required for approval by the FDA, the EMA, or any other foreign regulatory agency varies depending on the compound, the disease or condition that the products are designed to address and the regulations applicable to any particular products. Pre-clinical and clinical data can be interpreted in different ways, which could delay, limit or preclude regulatory approval. The FDA, the EMA, and other foreign regulatory agencies can delay, limit, or deny approval of a product for many reasons, including, but not limited to:

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a product may not be shown to be safe or effective;
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the clinical and other benefits of a product may not outweigh its safety risks;
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clinical trial results may be negative or inconclusive, or adverse medical events may occur during a clinical trial;
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the results of clinical trials may not meet the level of statistical significance required by regulatory agencies for approval;
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regulatory agencies may interpret data from pre-clinical and clinical trials in different ways than we do;
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regulatory agencies may not approve the manufacturing process or determine that the manufacturing is not in accordance with current good manufacturing practices;
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a product may fail to comply with regulatory requirements; or
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regulatory agencies might change their approval policies or adopt new regulations.

If our products are not approved at all or quickly enough to provide net revenues to defray our operating expenses, our business, financial condition, operating results and prospects could be harmed.

We have received Rare Pediatric Disease designations from the FDA for (Z)-endoxifen for both Duchenne Muscular Dystrophy and McCune-Albright Syndrome. However, Rare Pediatric Disease designation for any of our product candidates does not guarantee that the NDA for the product will qualify for a priority review voucher upon approval, and it does not lead to a faster development or regulatory review process, or increase the likelihood that our product candidates will receive marketing approval.

Under the Rare Pediatric Disease Priority Review Voucher program, upon the approval of a qualifying NDA for the treatment of a rare pediatric disease, the sponsor of such an application would be eligible for a rare pediatric disease PRV that can be used to obtain priority review for a subsequent BLA or NDA. Currently, a rare pediatric disease PRV may be issued only if the FDA approves the BLA or NDA on or before September 30, 2029.

Designation of a drug for a rare pediatric disease does not guarantee that an NDA will meet the eligibility criteria for a rare pediatric disease PRV at the time the application is approved. A rare pediatric disease PRV may only be granted if a designated drug is approved or licensed by September 30, 2029, unless Congress further extends the program. If Congress does not extend this program, we may not meet the deadline for PRVs to be granted for our current programs given the expected timeline of development. Additionally, a rare pediatric disease designation does not lead to faster development or regulatory review of the product or increase the likelihood that it will receive marketing approval.

We may not enjoy the market exclusivity benefits of our orphan drug designations.

Although we may obtain orphan designations in the treatment of certain diseases our products are intended to treat, the designation may not be applicable to any particular product we might get approved and that product may not be the first product to receive approval for that indication. Under the Orphan Drug Act, the first approved product with an orphan designation receives market exclusivity, which prohibits the FDA from approving the “same” drug for the same indication. The FDA has stated that drugs can be the “same” even when they are not identical. It is possible that another drug that the FDA considers to be the “same” as (Z)-endoxifen could be approved for the treatment of a disease that one of our orphan products is intended to treat before our product is approved, which means that we may not obtain orphan drug exclusivity and could also potentially be blocked from approval until the first product’s orphan drug exclusivity period expires or we demonstrate, if we can, that our product is superior. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved and granted orphan drug exclusivity, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care. Further, orphan drug exclusivity can be lost if the FDA later determines that the request for designation was materially defective or if the applicant is unable to assure the availability of sufficient quantities of the drug to meet the needs of patients with the same approved indication or use for which the drug was approved. Orphan Drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

We do not know if, when, or how the FDA, Congress, or future judicial challenges may change the orphan drug regulations and policies in the future, and it is uncertain how any changes might affect our business. Depending on what changes the FDA may make to its orphan drug regulations and policies, our business could be adversely impacted. In view of the overturn of the Chevron doctrine in Loper Bright Enterprises v. Raimondo, this landmark Supreme Court decision may invite various stakeholders to bring lawsuits against the FDA to challenge longstanding decisions and policies, including regulatory exclusivities, which could lead to uncertainties in the industry. Further, changes in the leadership of the FDA and other federal agencies under the Trump administration may lead to new policies and changes in the regulations and operations of the FDA, which may impact our clinical development plans.

We are developing our products for patients who are severely ill, and patient deaths that occur in our clinical trials could negatively impact our business even if such deaths are not shown to be related to our drugs.

We have enrolled patients in studies of our drug candidates who may die while enrolled in our studies. Patients in our clinical trials may also experience adverse outcomes following treatment with our drug candidates, including patient death. These adverse outcomes, even if unrelated to our drugs, could expose us to lawsuits and liabilities and could diminish our ability to obtain regulatory approval and/or achieve commercial acceptance for the related drug and our business could be materially harmed.

We are dependent on third-party service providers for a number of critical operational activities including, in particular, for the manufacture and testing of our products and associated supply chain operations, as well as for clinical trial activities. Any failure or delay in these undertakings by third parties could harm our business.

Our business is dependent on the performance by third parties of their responsibilities under contractual relationships. In particular, we heavily rely on third parties for the manufacture and testing of our products. We do not have an internal analytical laboratory or manufacturing facilities to allow the testing or production of products in compliance with Good Manufacturing Practices (cGMP). As a result, we rely on third parties to supply us in a timely manner with manufactured product candidates. We may not be able to adequately manage and oversee the manufacturers we choose; they may not perform as agreed or they may terminate their agreements with us. In particular, we depend on third party manufacturers to conduct their operations in compliance with applicable requirements under current Good Laboratory Practices (GLP), cGMP, Good Clinical Practices (GCP) or similar standards imposed by the U.S. and/or applicable foreign regulatory authorities, including the FDA and EMA. Any of these regulatory authorities may take action against a contract manufacturer who violates cGMP. Failure of our manufacturers to comply with FDA, EMA or other applicable regulations may cause us to curtail or stop the manufacture of such products until we obtain regulatory compliance.

We may not be able to obtain sufficient quantities of our products if we are unable to secure manufacturers when needed, or if our designated manufacturers do not have the capacity or otherwise fail to manufacture compounds according to our schedule and specifications or fail to comply with cGMP regulations. Furthermore, in order to ultimately obtain and maintain applicable regulatory approvals, any manufacturers we utilize are required to consistently produce the respective products in commercial quantities and of specified quality or execute fill-finish services on a repeated basis and document their ability to do so, which is referred to as process validation. In order to obtain and maintain regulatory approval of a compound, the applicable regulatory authority must consider the result of the applicable process validation to be satisfactory and must otherwise approve of the manufacturing process. Even if our compound manufacturing processes obtain regulatory approval and sufficient supply is available to complete clinical trials necessary for regulatory approval, there are no guarantees we will be able to supply the quantities necessary to effect a commercial launch of the applicable drug, or once launched, to satisfy ongoing demand. Any product shortage could also impair our ability to deliver contractually required supply quantities to applicable collaborators, as well as to complete any additional planned clinical trials.

We also rely on third party service providers for certain warehousing and transportation. With regard to the distribution of our drugs, we depend on third party distributors to act in accordance with Good Distribution Practice (GDP), and the distribution process and facilities are subject to continuing regulation by applicable regulatory authorities with respect to the distribution and storage of products.

In addition, we depend on medical institutions and CROs (together with their respective agents) to conduct clinical trials and associated activities in compliance with GCP and data privacy standards such as defined under the Health Insurance Portability and Accountability Act (HIPAA), General Data Protection Regulation (GDPR) and UK GDPR, and in accordance with our timelines, expectations and requirements. We are substantially dependent on the organizations conducting our clinical trials. To the extent any such third parties are delayed in achieving or fail to meet our clinical trial enrollment expectations, fail to conduct our trials in accordance with GCP, patient and data privacy standards such as HIPAA or study protocol or otherwise take actions outside of our control or without our consent, our business may be harmed. Furthermore, we conduct clinical trials in foreign countries, subjecting us to additional risks and challenges, including, patient and data privacy standards, such as GDPR and UK GDPR and in particular, as a result of the engagement of foreign medical institutions and foreign CROs, who may be less experienced with regard to regulatory matters applicable to us and may have different standards of medical care.

With regard to certain of the foregoing clinical trial operations and stages in the manufacturing and distribution chain of our compounds, we rely on vendors. In most cases we use a primary vendor and have identified, in some cases, secondary vendors. In particular, our current business structure contemplates, at least in the foreseeable future, use of a primary commercial supplier for the (Z)-endoxifen drug substance. The use of primary vendors for core operational activities, such as, manufacturing, and the resulting lack of diversification, exposes us to the risk of a material interruption in service related to these primary, outside vendors. As a result, our exposure to this concentration risk could harm our business.

In addition, our employees and personnel or our vendors or partners may use AI, including generative AI, technologies to perform their work or in their operations, and the disclosure and use of personal information in AI technologies is subject to various privacy laws and other privacy obligations. Governments have passed and are likely to pass additional laws regulating AI, controlling for data bias and anti-discrimination. Any use of this technology could result in additional compliance costs, regulatory investigations and actions, and consumer lawsuits.

We also rely on a third-party information technology vendor to oversee our information technology systems, including our mechanisms, controls, technologies, systems, and other processes designed to help prevent or mitigate data loss, theft, misuse, or other security incidents or vulnerabilities affecting our data and to help maintain a stable information technology environment. As a result, our cybersecurity systems and processes are dependent upon the performance of our information technology vendor.

Although we monitor the compliance of our third-party service providers performing the aforementioned services, we cannot be certain that such service providers will consistently comply with applicable regulatory requirements or that they will otherwise timely satisfy their obligations to us. We and our third-party service providers may be subject to inspections by FDA and other regulatory authorities. Any such failure by us or by our third party service providers to comply with applicable legal or regulatory requirements and/or any failure by us to monitor their services or to plan for and manage our short-and long-term requirements underlying such services could result in shortage of the required compound, delays in or cessation of clinical trials, failure to obtain or revocation of product approvals or authorizations, product recalls, withdrawal, administrative detention, seizure of products, suspension of an applicable wholesale distribution authorization, and/or distribution of products, operating restrictions, injunctions, suspension of licenses, other administrative or judicial sanctions (including warning or untitled letters, import alerts, civil penalties and/or criminal prosecution), and/or unanticipated related expenditures to resolve shortcomings.

Such consequences could have a significant impact on our business, financial condition, operating results, or prospects.

We may encounter delays in our clinical trials or may not be able to conduct our trials in a timely manner.

Clinical trials are expensive and subject to regulatory approvals. Potential trial delays may arise from, but are not limited to:

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supply chain disruptions, or lack of availability or increased costs of materials for our product candidates, including as a result of changes in trade policies, including tariffs or other trade restrictions or the threat of such actions;
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outbreaks of disease, pandemics or epidemics, which could limit access to clinical trial sites, divert healthcare resources and limit the availability of medical facilities for our clinical trials;
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failure to obtain on a timely basis, or at all, approval from the applicable regulatory agencies, institutional review board or ethics committee to open a clinical study;
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lower than anticipated patient enrollment or delays in patient enrollment, including due to the size and nature of the patient population, existing conditions, patient eligibility criteria defined in the protocol, proximity of patients to trial sites, the design of the trial, our ability to recruit clinical trial investigators with the appropriate competencies and expertise, competing clinical trials for similar or alternate therapeutic treatments, clinicians’ and patients’ perception of a lack of benefit to enroll in the study for whatever reason, our ability to obtain and maintain patient consents and patients dropping out of the trial;
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delays in reaching agreements on acceptable terms with prospective CRO or vendors;
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failure of CROs or other third parties to effectively and timely monitor, oversee, and maintain the clinical trials;
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the imposition of partial or full clinical holds by FDA, or the pausing or termination of our clinical trials by institutional review boards or ethics committees;
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complying with design protocols of any applicable special protocol assessment we receive from the FDA;
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severe or unexpected drug-related side effects experienced by patients in clinical trials;
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availability of materials provided by third parties necessary to manufacture our product candidates; and
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changes in regulatory requirements, or additional regulatory requirements.

Our clinical trials may fail to demonstrate adequately the efficacy and safety of our product candidates, which would prevent or delay regulatory approval and commercialization.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims or that the FDA or foreign authorities will agree with our conclusions. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses. If the FDA concludes that our clinical trials have failed to demonstrate safety and effectiveness, we would not receive FDA approval to market that product candidate in the U.S. for the indications sought. In addition, it could cause us to abandon the product candidate and might delay development of other product candidates. Any delay or termination of our clinical trials would delay or preclude the filing of any submissions with the FDA and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials could experience adverse side effects that are not currently part of a product candidate's profile.

Our products and services may expose us to possible litigation and product liability claims.

Our business may expose us to potential product liability risks inherent in the testing, marketing, and processing personalized medical products, particularly those products and services we offered prior to shifting our focus on pharmaceutical development. Product liability risks may arise from, but are not limited to:

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death of severely ill patients participating in our studies; and
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adverse events related to drugs and therapies we are developing.

A successful product liability claim, or the costs and time commitment involved in defending against a product liability claim, could have a material adverse effect on our business. Regardless of the merit or outcome of a claim, it may result in decreased demand for our product candidates, reputational harm, withdrawal of clinical trial participants, investigations by regulators, withdrawal of prior governmental approvals, substantial monetary awards to patients, loss of revenue and the inability to commercialize our product candidates. Although we currently carry clinical trial insurance and product liability insurance which we believe to be reasonable, it may not be adequate to cover all liability that we may incur. An inability to renew our policies or to obtain sufficient insurance at an acceptable cost and on commercially desirable or reasonable terms, if at all, including due to a successful product liability claim, could prevent or inhibit the commercialization of our products.

The deployment of AI in our or our collaborators' product candidates could adversely affect our business, reputation or financial results.

We or our collaborators may integrate AI, including generative AI, and machine learning tools in connection with drug discovery efforts and the development of our product candidates. As a rapidly evolving technology, the use of AI is subject to numerous risks and uncertainties, including operational, technical, legal, compliance, privacy, data security, ethical, competitive and reputational risks. Machine learning and predictive analytics may produce flawed, biased, incomplete, overbroad or inaccurate results, which could negatively impact the development of our or our collaborators’ product candidates and expose us to competitive and reputational harm. Developing, testing and deploying resource-intensive AI systems, or supporting our collaborator’s development of such systems, including our sponsorship of the Phase 2 SMART study seeking to validate an AI-driven breast cancer risk assessment model, may require significant investment and increase our costs, and there is no guarantee that any such investment will lead to the discovery of new product candidates, eventual regulatory approval or commercialization of any product candidates, or acceleration of, or reduction in, costs associated with the drug discovery, development or approval timeline. Our inability, or our collaborators' inability, to successfully use AI-enabled tools in the discovery or development of product candidates, or lack of public acceptance of such products, could adversely affect our business, reputation and financial results.

Business disruptions, including natural disasters, severe weather and pandemics, could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations are based primarily in Seattle, Washington. These operations could be subject to power shortages, telecommunications failures, water shortages, floods, earthquakes, fires and wildfires, extreme weather conditions, pandemics or epidemics and other natural or man-made disasters or business interruptions, for which we maintain customary insurance policies that we believe are appropriate. In addition, outbreaks of viruses, infectious diseases or pandemics, terrorist acts or acts of war, or geopolitical tensions, could cause damage or cause disruptions to us, our employees, facilities, contractors and collaborators, which could have a material adverse effect on our business, financial condition and results of operations. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. Our ability to manufacture clinical supplies of our product candidates could be disrupted if our suppliers are affected by any of the above events. We may have limited recourse against third parties if the non-compliance is due to factors outside of the manufacturer’s control.

We maintain our cash at financial institutions, often in balances that exceed federally-insured limits. The failure of financial institutions could adversely affect our ability to pay our operational expenses or make other payments.

Our cash is held at banking institutions in non-interest-bearing and interest-bearing accounts in amounts that exceed the Federal Deposit Insurance Corporation (FDIC) insurance limits. If such banking institutions were to fail, we could lose all or a portion of those amounts held in excess of such insurance limitations. Any material loss that we may experience in the future or inability for a material time period to access our cash and cash equivalents could have an adverse effect on our ability to pay our operational expenses or make other payments, which could adversely affect our business.

Our ability to use net operating loss carryforwards and research tax credits to reduce future tax payments may be limited or restricted.

We have generated significant net operating loss carryforwards (NOLs), and research and development tax credits (R&D credits) as a result of our incurrence of losses and our conduct of research activities since inception. We generally are able to carry NOLs and R&D credits forward to reduce our tax liability in future years. However, our ability to utilize the NOLs and R&D credits is subject to the rules of Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the Code), respectively. Those sections generally restrict the use of NOLs and R&D credits after an "ownership change." An ownership change occurs if, among other things, the stockholders (or specified groups of stockholders) who own or have owned, directly or indirectly, 5% or more of a corporation’s common stock or are otherwise treated as 5% stockholders under Section 382 of the Code and the U.S. Treasury Department regulations promulgated thereunder increase their aggregate percentage ownership of that corporation’s stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders over the applicable testing period. In the event of an ownership change, Section 382 of the Code imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carry forwards and Section 383 of the Code imposes an annual limitation on the amount of tax a corporation may offset with business credit (including R&D credits) carryforwards.

We have experienced ownership changes in the past, and there can be no assurance that we will not experience ownership changes in the future. As a result, our NOLs and business credits (including R&D credits) may be subject to limitations, and we may be required to pay taxes earlier and in larger amounts than would be the case if our NOLs or R&D credits were freely usable.

If we, or our wholly-owned subsidiary, lose our ability to operate in Australia, or if our subsidiary is unable to benefit from the past or future R&D tax rebates available under current Australian regulations, our business and results of operations could be harmed.

Through our wholly-owned subsidiary in Australia, Atossa Genetics AUS Pty Ltd., we conduct certain R&D activities, including some of our clinical trials. Current Australian tax regulations provide for a R&D cash rebate on qualified R&D activities incurred in the country. The Australian R&D tax incentive program is a self-assessment program, and as such, the Australian Taxation Office (ATO) has the right to review our program and our related expenditures for a period of four years following the tax return filing date. If we are ineligible or unable to receive the anticipated cash rebate, if past rebates are determined to be ineligible upon an audit by the ATO, or if the Australian government significantly reduces or eliminates the rebate, our business and results of operations would be adversely affected.

Based on our evaluation of the ATO's taxpayer alert published in the fourth quarter of 2023, we believe that it is no longer reasonably assured that our full tax position would be sustained under an audit. Accordingly, we recorded a change in estimate that represents our estimate of the amount (inclusive of potential penalties) that no longer meets the reasonably assured threshold. We recorded an estimated accrued current liability of $1.1 million in our Condensed Consolidated Balance Sheets as of both March 31, 2026 and December 31, 2025. We may in the future be required to record additional changes in estimates, which could further increase our expenses and adversely affect our business and results of operations.

Additionally, due to the geographic distance from our headquarters, we may not be able to successfully monitor or conduct our clinical trials and R&D activities in Australia and develop or commercialize our drug candidates. We can provide no assurance that the results of any clinical trials that we conduct in Australia will be accepted by the FDA or other foreign authority. Furthermore, if we lose our ability to operate our subsidiary in Australia, our business and results of operations may be adversely affected.

Risks Related to our Intellectual Property

If we are not able to protect our proprietary technology, others could compete against us more directly, which would harm our business.

Our commercial success will depend, in part, on our ability to obtain additional patents and licenses and to protect our existing patent position, both in the U.S. and in other countries, for therapeutics and related technologies, processes, methods, compositions, and other inventions that we believe are patentable, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. As of February 2, 2026, we owned and were pursuing 141 pending provisional and non-provisional patent applications (30 U.S. patent applications and 111 international patent applications, including one allowed U.S. application and two allowed international applications) and 24 issued patents (8 U.S. patents and 16 international patents). We continue to evaluate the full range of our technologies and file new patent applications consistent with our evolving business goals.

Our ability to preserve our trade secrets, trademarks and other intellectual property rights is also important to our long-term success. Our success depends in part on obtaining patent protection for our products and processes, preserving trade secrets, patents, copyrights and trademarks, operating without infringing the proprietary rights of third parties, and acquiring licenses for technology or products. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to establish or maintain profitability. Patents may also be issued to third parties, which could interfere with our ability to bring our therapeutics to market. As the patent landscape for products for breast disorders, including breast cancers, grows more crowded and becomes more complex we may find it more difficult to obtain patent protection for our products, including those related to (Z)-endoxifen.

The laws of some foreign countries do not protect our proprietary rights to the same extent as U.S. laws, and we may encounter significant problems in protecting our proprietary rights in these countries. Even in the U.S., the patent positions of diagnostic companies and pharmaceutical and biotechnology companies, including our patent position, are generally highly uncertain, particularly after the Supreme Court decisions Mayo Collaborative Services v. Prometheus Laboratories, 132 S. Ct. 1289 (2012), Association for Molecular Pathology v. Myriad Therapeutics, Inc., 133 S. Ct. 2107 (2013), Alice Corp. v. CLS Bank International, 134 S. Ct. 2347 (2014), and Amgen Inc. v. Sanofi, 598 U.S. 594 (2023), and the Federal Circuit Court decisions Athena Diagnostics, Inc. v. Mayo Collaborative Servs., LLC, 915 F.3d 743 (Fed. Cir. 2019). Our patent positions also involve complex legal and factual questions, for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in pharmaceutical and biotechnology companies’ patents has emerged to date in the U.S. Furthermore, in the biotechnology and pharmaceutical fields, courts frequently render opinions that may affect the patentability of certain inventions or discoveries, including opinions that may affect the patentability of methods for diagnostics, personalized medicine, and analysis and comparison of DNA and, therefore, any patents issued to us may be challenged and potentially invalidated or found ineligible. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and any future tests and products are covered by valid and enforceable patents or are effectively maintained as trade secrets. In addition, our patent applications may never issue as patents, and the claims of any issued patents may not afford meaningful protection for our products, technology or tests.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•
we or others were the first to make the inventions covered by each of our patent applications;
•
we or others were the first to file patent applications for our claimed inventions;
•
others will not independently develop similar or alternative technologies or duplicate any of our technologies;
•
any of our patent applications will result in issued patents;
•
other parties will not challenge any patents issued to us;
•
any of our patents will be valid or enforceable;
•
any patents issued to us and collaborators will provide a basis for commercially viable therapeutics, will provide us with any competitive advantages or will not be challenged by third parties; or
•
the patents of others will not have an adverse effect on our business.

If a third party files a patent application with claims to a drug or drug candidate we have discovered or developed, a derivation proceeding may be initiated regarding competing patent applications. If a derivation proceeding is initiated, we may not prevail in the derivation proceeding. If the other party prevails in the derivation proceeding, we may be precluded from commercializing our products, or may be required to seek a license. A license may not be available to us on commercially acceptable terms, if at all.

If third parties successfully challenge the validity of one or more of our patent applications, we may lose certain patent rights, even if previously granted by a patent office. For example, on August 18, 2023, Intas Pharmaceuticals Ltd. (Intas) filed a Petition for Post Grant Review with the Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office (USPTO), seeking to invalidate all claims related to one of our issued patents (U.S. Patent No. 11,572,334) titled “Methods for Making and Using Endoxifen”, and on January 29, 2025, the PTAB issued a final written decision finding all claims of U.S. Patent No. 11,572,334 were unpatentable. In addition, on April 3, 2025, Intas filed two separate petitions with the PTAB seeking to invalidate two additional patents, and on April 13, 2026, the Company entered into a Settlement Agreement with Intas which is intended to resolve these additional petitions.

For more information regarding our legal proceedings, refer to Note 12 “Commitments and Contingencies” to the Condensed Consolidated Financial Statements contained in our Quarterly Reported on Form 10-Q for the period ended March 31, 2026.

Any litigation proceedings relating to our proprietary technology may result in unsuccessful outcomes for us and, even if such proceedings result in successful outcomes for us, the proceedings may result in substantial costs and distract our management and other employees. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Finally, we may not be able to prevent, alone or with the support of our licensors, if any, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the U.S.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent process. Periodic maintenance fees, renewal fees, annuity fees, and various other governmental fees on any issued patents and/or applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ outside firms and rely on our outside counsel to pay these fees. While an inadvertent lapse may sometimes be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market earlier than should otherwise have been the case, which would have a material adverse effect on our business.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biotechnology and pharmaceutical companies, our success is heavily dependent on our intellectual property, particularly on obtaining and enforcing patents. Obtaining and enforcing patents in the biotechnology and pharmaceutical industries involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. For the past several years, the U.S. has conducted proceedings involving post-issuance patent review procedures, such as inter partes review (IPR), and post-grant review (PGR) and covered business methods. These proceedings are conducted before the PTAB, of the USPTO. Each proceeding has different eligibility criteria and different patentability challenges that can be raised. In this regard, the IPR process permits any person (except a party who has been litigating the patent for more than a year) to challenge the validity of a U.S. patent on the grounds that it was anticipated or made obvious by prior art consisting of patents or printed publications. As a result, non-practicing entities associated with hedge funds, pharmaceutical companies who may be our competitors and others have challenged certain valuable pharmaceutical U.S. patents based on prior art through the IPR process. A decision in such a proceeding adverse to our interests could result in the loss of valuable patent rights, which would have a material adverse effect on our business, financial condition, results of operations and growth prospects. For example, we recently entered into a Settlement Agreement which is intended to resolve the 391 PGR Petition and the 151 IPR Petition. Refer to Note 12 “Commitments and Contingencies” to the Condensed Consolidated Financial Statements contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2026. Any potential future changes to the U.S. patent system could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and growth prospects. Further, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In particular, on March 20, 2012, the U.S. Supreme Court issued the Mayo Collaborative Services v. Prometheus Laboratories, Inc. decision, holding that several claims drawn to measuring drug metabolite levels from patient samples were not patentable subject matter. The full impact of the Mayo Collaborative Services v. Prometheus Laboratories, Inc. decision on diagnostic and certain method claims is uncertain. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. The standards that courts use to interpret patents are not always applied predictably or uniformly and may evolve, particularly as new technologies develop. In addition, changes to patent laws in the U.S. or other countries may be applied retroactively to affect the validity, enforceability, or term of our patent. For example, the U.S. Supreme Court has modified some legal standards applied by the USPTO in examination of U.S. patent applications, which may decrease the likelihood that we will be able to obtain patents and may increase the likelihood of challenges to patents we obtain or license.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our products in all countries throughout the world would be prohibitively expensive. In addition, the laws of some foreign countries do not protect intellectual property rights in the same manner and to the same extent as laws in the U.S. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement of such patent protection is not as strong as that in the U.S. These products may compete with our products and services, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing with our products.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products and services in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop.

Our current patent portfolio may not include all patent rights needed for the full development and commercialization of our products. We cannot be sure that patent rights we may need in the future will be available for license on commercially reasonable terms, or at all.

We may be unable to obtain any licenses or other rights to patents, technology, or know-how from third parties necessary to conduct our business and such licenses, if available at all, may not be available on commercially reasonable terms. Others may seek licenses from us for other technology we use or intend to use. Any failure to obtain such licenses could delay or prevent us from developing or commercializing our proposed products, which would harm our business. We may not be able to secure such a license on acceptable terms. Litigation or patent derivation proceedings may need to be brought against third parties, as discussed below, to enforce any of our patents or other proprietary rights, or to determine the scope and validity or enforceability of the proprietary rights of such third parties.

Third-party claims alleging intellectual property infringement may prevent or delay our drug discovery and development efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties, including the intellectual property rights of competitors. There is a substantial amount of litigation, both within and outside the U.S., involving patents and other intellectual property rights in the medical device and pharmaceutical fields, as well as administrative proceedings for challenging patents, including IPR, PGR, derivation, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in various foreign jurisdictions. These procedures bring uncertainty to the possibility of challenges to our patents in the future, including those patents perceived by our competitors as blocking entry into the market for their products, and the outcome of such challenges. Any such proceedings could result in revocation or amendment to our patents in such a way that they no longer cover our drug product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art and that prior art that was cited during prosecution, but not relied on by the patent examiner, will not be revisited. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing our products. As the medical device, biotechnology, and pharmaceutical industries expand and more patents are issued, the risk increases that our activities related to our products may give rise to claims of infringement of the patent rights of others.

We cannot assure you that our current or future products will not infringe on existing or future patents. We may not be aware of patents that have already been issued that a third party might assert are infringed by one of our current or future products.

Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents of which we are currently unaware with claims to materials, formulations, methods of manufacture, or methods for treatment related to the use or manufacture of our products. Because patent applications can take many years to issue and may be confidential for eighteen months or more after filing, there may be currently pending third party patent applications which may later result in issued patents that our products may infringe, or which such third parties claim are infringed by our products and services.

Parties making claims against us for infringement or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our products. Defense of these claims, regardless of their merit, would involve substantial expenses and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us by a third party, we may have to (i) pay substantial damages, including treble damages and attorneys’ fees if we are found to have willfully infringed the third party’s patents; (ii) obtain one or more licenses from the third-party; (iii) pay royalties to the third party; or (iv) redesign any infringing products. Redesigning any infringing products may be impossible or require substantial time and monetary expenditure. Further, we cannot predict whether any required license would be available at all or whether it would be available on commercially reasonable terms. In the event that we could not obtain a license, we may be unable to further develop and commercialize our products, which could harm our business significantly. Even if we were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property.

In addition to infringement claims against us, if third parties have prepared and filed patent applications in the U.S. that also claim technology related to our products, we may have to participate in derivation proceedings in the USPTO to determine the priority of invention. We may also become involved in similar proceedings in the patent offices in other jurisdictions regarding our intellectual property rights with respect to our products and technology.

We may use PTAB proceedings to challenge the validity of third-party intellectual property.

We actively manage risks and opportunities associated with third-party intellectual property rights. From time to time, we may identify patents or other IP held by third parties that we believe could impact our business operations, competitive position, or future commercial opportunities. In response, we may elect to challenge the validity of such third-party intellectual property by initiating proceedings before the United States Patent and Trademark Office’s Patent Trial and Appeal Board (PTAB), such as IPR or PGR.

We may pursue these PTAB challenges for strategic business reasons, including but not limited to: (i) reducing the risk of future litigation involving third-party intellectual property; (ii) improving our negotiating position in connection with licenses, partnerships, or acquisitions; (iii) removing perceived barriers to the development, commercialization, or sale of our products or services; and (iv) promoting freedom to operate in key technology areas.

Importantly, we may initiate PTAB proceedings regardless of whether the Company has been accused of infringement or whether we believe it currently infringes any such third-party intellectual property. The decision to challenge third-party intellectual property may be based on a variety of strategic considerations, including the potential impact of the intellectual property on our business, legal developments in relevant technology fields, or competitive dynamics within the industry.

There can be no assurance as to the outcome of any such PTAB proceedings. Adverse decisions in these or other proceedings could result in us having to seek licenses, modify our products or services, or cease certain activities, which could have a material adverse effect on our business, financial condition, or results of operations.

For more information regarding our legal proceedings refer to Note 12 “Commitments and Contingencies” to the Condensed Consolidated Financial Statements contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2026.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We have received confidential and proprietary information from third parties. In addition, we employ individuals who were previously employed at other diagnostic, medical device or pharmaceutical companies. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise improperly used or disclosed confidential information of these third parties or our employees’ former employers. Further, we may be subject to ownership disputes in the future arising, for example, from conflicting obligations of consultants or others who are involved in developing our products. We may also be subject to claims that former employees, consultants, independent contractors, collaborators or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging our right to and use of confidential and proprietary information. If we fail in defending any such claims, in addition to paying monetary damages, we may lose our rights therein. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against these claims, litigation could result in substantial cost and be a distraction to our management and employees.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We require all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology, to enter into confidentiality agreements. However, we cannot be certain that all such confidentiality agreements have been duly executed, that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

Risks Related to Our Industry

Legislative or regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of our product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA, including in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be. Similar changes and revisions can also occur in foreign countries.

For example, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which, may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently cleared products on a timely basis. Any change in the laws or regulations that govern the clearance and approval processes relating to our current and future products could make it more difficult and costly to obtain clearance or approval for new products, or to produce, market and distribute existing products. Significant delays in receiving clearance or approval, or the failure to receive clearance or approval for our new products would have an adverse effect on our ability to expand our business.

In January 2025, an executive order entitled “Unleashing Prosperity Through Deregulation,” was issued which calls for at least 10 existing regulations to be repealed whenever an executive department or agency publicly proposes for notice and comment or otherwise promulgates a new regulation. Recent developments at the FDA include announcement of a plan to phase out animal testing for monoclonal antibodies and certain other drugs, the proposed rare disease evidence principles (RDEP) program to facilitate approval of drugs to treat rare diseases with very small patient populations with significant unmet medical need and with a known genetic defect that is the major driver of the pathophysiology, and the announcement of a new Commissioner’s National Priority Voucher program for companies supporting certain U.S. national health priorities and interests, and the announcement of the FDA’s new default position to require only a single pivotal trial for new drug approvals instead of the previous default standard requiring two trials. To the extent our competitors are selected for this new voucher pilot program, or are otherwise able to participate in any of these initiatives intended to accelerate drug development and application review, and obtain approval faster, our competitive position may be harmed, which could have a material adverse effect on our business. FDA has also increased its scrutiny of foreign drug manufacturing facilities and other contractors based in China, especially with respect to the transfer of biological materials, genetic data, and other sensitive data of American patients to parties located in China. It is unclear how the industry and our clinical programs will be impacted by policies and regulations implemented under the current administration and FDA leadership, or other executive orders.

As we work to align with the FDA on development paths for combination therapies using (Z)-endoxifen in high-risk breast cancer and in other rare disease indications with significant unmet need, the scope, size, endpoints, or sequencing of required studies may change. Such changes could increase costs, extend timelines, or require modifications to our regulatory strategy. There can be no assurance that the FDA will agree with any of our proposed paths, that any expedited program will be available or granted or that we will be able to successfully complete the required studies on a timely basis or at all, which could have a material adverse effect on our business.

Disruptions at the FDA and other government agencies could negatively affect the review of our regulatory submissions, which could negatively impact our business.

The ability of the FDA to review and approve regulatory submissions can be affected by a variety of factors, including statutory, regulatory and policy changes, inadequate government budget funding levels or a reduction in the FDA’s workforce and its ability to hire and retain key personnel, disruptions caused by government shutdowns, public health crises, the FDA’s ability to accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. There have been mass layoffs of federal employees and reorganizations since the start of the current presidential administration in January 2025, the full impact of which is unclear at this time. Such disruptions could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business. In addition, the presidential administration has made and is expected to continue to make changes in the leadership of various U.S. federal regulatory agencies and changes to U.S. federal government policy that have led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of the U.S. federal regulatory agencies, including the FDA.

We are unable to predict the extent to which the presidential administration may impose or seek to impose leadership or policy changes at the FDA or changes to rules and policies impacting our business and operations. It is unclear how these executive actions or other potential actions by the federal government will impact the FDA or other regulatory authorities that oversee our business. Government proposals to reduce or eliminate budgetary deficits may include reduced allocations to the FDA and other related government agencies. These budgetary pressures may reduce the FDA’s ability to perform its responsibilities, which could result in delays in our clinical trial timelines. A significant reduction in the FDA’s workforce or budget or a government shutdown could significantly impact the ability of the FDA to timely review and process our regulatory submissions or take other actions critical to the development or approval of our product candidates, which could have a material adverse effect on our business.

Our inadvertent or unintentional failure to comply with the complex government regulations concerning patients' privacy, data subjects, and of medical records could subject us to fines and adversely affect our reputation.

Federal privacy regulations, among other things, restrict our ability to use or disclose protected health information, including patient-identifiable laboratory data, without written patient authorization, for purposes other than payment, treatment, or healthcare operations as defined under HIPAA, except as otherwise permitted for various public policy purposes and other authorized uses under privacy regulations. Applicable privacy regulations provide for significant fines and other penalties for the wrongful use or disclosure of protected health information, including potential civil and criminal fines and penalties.

We seek to implement policies and practices designed to support compliance with applicable privacy regulations. However, the documentation and process requirements of applicable privacy regulations are complex, evolving, and subject to interpretation. Failure to comply with applicable privacy regulations could subject us to sanctions or penalties, loss of business, and negative publicity. State privacy laws may also restrict our ability to use or process personal information (including information not covered by HIPAA), and require us to adhere to additional obligations and honor additional data rights.

The HIPAA Privacy Rule establishes a “floor” of minimum protection for patients' medical information and does not supersede state privacy laws that are more stringent. State health information privacy laws, such as California’s Confidentiality of Medical Information Act and Washington’s My Health My Data Act, govern the privacy and security of health-related information and may apply even when HIPAA does not and impose additional or different requirements. Therefore, we may be required to comply with both HIPAA and state privacy laws, which vary from state to state, impose a range of obligations, and in some cases are more restrictive than HIPAA. The failure to comply with applicable privacy laws could subject us to regulatory actions, including significant fines or penalties, private actions by patients, adverse publicity and loss of business. In addition, federal and state laws and judicial decisions provide individuals with various rights for violating the privacy of their medical information by healthcare providers such as us.

In addition to HIPAA, failing to take appropriate steps to protect consumers’ personal information may result in the Federal Trade Commission (FTC) bringing a claim that a company has engaged in unfair or deceptive acts or practices in or affecting commerce, in violation of Section 5(a) of the Federal Trade Commission Act (FTC Act). The FTC expects companies to have reasonable and appropriate data security measures based on factors such as data sensitivity and volume, the complexity of the business, and available resources. Health information is considered sensitive data that merits stronger safeguards. There are also state consumer protection laws, which may be modeled on the FTC Act, that can also provide state-law causes of action for allegedly unfair or deceptive acts or practices, among other things.

While we may not currently be subject to any comprehensive state privacy laws (e.g., the CCPA) due to applicability or exemption considerations, the legal landscape is rapidly changing. If we were to become subject to these laws, we would be required to comply with the demanding obligations they impose with respect to personal information. Furthermore, if our service providers, partners or collaborators are subject to such laws, we may have contractual obligations relating to these requirements.

The collection and processing of personal data, including personal health data related to individuals in the EEA regardless of citizenship or residence, is governed by the provisions of the General Data Protection Regulation 2016/679 (GDPR) which provides for significant monetary fines for noncompliance. The GDPR regulates (i) the processing of personal data carried out in the context of the activities of a company established in the EEA; and (ii) the processing of personal data carried out by a company not established in the EEA where such processing relates to (a) the offering of goods or services to data subjects who are in the EEA or (b) the monitoring of the behavior of data subjects who are in the E.U. The GDPR imposes a number of requirements, including requirements related to the legal basis of the processing (such as consent of the individuals to whom the personal data relates), the information provided to the individuals prior to processing their personal data, the personal data breaches which may have to be notified to the national data protection authorities and data subjects, the measures to be taken when engaging processors, and the security and confidentiality of the personal data. E.U. Member States and EEA countries may also impose additional requirements in relation to health, genetic and biometric data through their national implementing legislation.

Further, from January 1, 2021, in addition to the GDPR, companies have to comply with the UK GDPR, which, together with the amended UK Data Protection Act 2018, retains the GDPR in UK national law. The UK GDPR mirrors the fines under the GDPR, i.e., fines up to the greater of £17.5 million or 4% of global turnover. Furthermore, the passage of the Data (Use and Access) Act 2025 (DUAA), which received Royal Assent in June 2025, introduced new obligations. These include mandatory internal complaint mechanisms, and aligning the maximum fines of the Privacy and Electronic Communications Regulations (PECR) with UK GDPR levels. Notably for our operations, the DUAA provides a more expansive statutory definition of scientific research that explicitly includes commercial and privately funded activities, and it permits the use of "broad consent" for future research purposes where specific goals cannot be fully identified at the outset. These changes may lead to additional costs and increase our overall risk exposure. The European Commission has adopted an adequacy decision in favor of the UK, enabling personal data transfers from E.U. member states to the UK without additional safeguards. The European Commission renewed the UK adequacy decision on December 19, 2025 for a period of six years until December 27, 2031, with the possibility to be renewed after this period. In addition, transfers of personal data from the UK to other countries, including the EEA, are subject to specific transfer rules under the UK regime. Personal data may freely flow from the UK to the EEA, since the EEA is deemed to have an adequate data protection level for purposes of the UK regime. These UK international transfer rules broadly mirror the E.U. GDPR rules. With regard to the transfer of personal data from the UK to the U.S., from October 12, 2023, businesses in the UK can start to transfer personal data to U.S. organizations certified to the "UK Extension to the EU-US Data Privacy Framework" (UK Extension) under the UK GDPR, without the need for further safeguards. On March 21, 2022, the international data transfer agreement (IDTA) and the international data transfer addendum to the European Commission's standard contractual clauses (SCCs) for international data transfers (Addendum), and a document setting out transitional provisions, came into force and replaced the prior EU SCCs for purposes of the UK regime.

Failure to comply with the requirements of GDPR and/or UK GDPR, and the related national data protection laws of the E.U. Member States or the UK may result in fines and other administrative penalties, litigation, government enforcement actions (which could include civil and/or criminal penalties), and harm our business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may have contractual rights that may limit our ability to use this information. Claims that we have violated patient’s or any individual's rights or breached our contractual obligations, even if ultimately we are not found liable, could be expensive and time-consuming to defend, and could result in adverse publicity and harm our business.

Significant disruptions in our information technology systems or breaches of data security could adversely affect our business.

We rely on information technology systems to keep financial records, maintain corporate records, communicate with staff and external parties and operate other critical functions. Our information technology systems are potentially vulnerable to disruption due to breakdown, malicious intrusion and computer viruses or other disruptive events, including, but not limited to, natural disasters, terrorist attacks, utility outages, theft, viruses, phishing, malware, design defects, human error and complications encountered as existing systems are maintained, repaired, replaced or upgraded. If we were to experience a prolonged disruption in our information technology systems or those of our vendors or other third parties upon whom we rely, it could negatively impact our ability to operate our business and serve our customers, which could adversely impact our business. Although we maintain offsite back-ups of our data, if our operations were disrupted, it may cause a material disruption to our business if we are unable to restore systems, data and functions in an acceptable time frame. In addition, our information technology systems are potentially vulnerable to data security breaches — whether by employees or others — which may expose data (including sensitive data) to unauthorized persons. Such data security breaches could lead to the loss of trade secrets or other intellectual property, or to the public exposure of personal data (including sensitive personal data) of our employees, customers and others, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations. Sensitive data could also be compromised, disclosed, or revealed in connection with the use or misuse of AI or other automated tools by our employees, personnel, vendors or partners. In addition, because we collect, store and transmit confidential information in digital form, we, and third parties with whom we work, are or may become subject to numerous domestic and foreign laws, regulations and standards relating to privacy, data protection and data security. The scope of these requirements is evolving, subject to differing applications and interpretations, and may be inconsistent among jurisdictions or conflict with one another. Any data breaches, security incidents or other loss of information could result in legal claims or proceedings, regulatory investigations, liability under laws that protect personal information, including state data privacy and breach notification laws, the E.U. GDPR and the UK GDPR, which could result in significant penalties. In addition, these breaches and other unauthorized access can be difficult to detect, and as threat actors increasingly leverage AI and other advanced technologies, cyber attacks and security incidents may become more frequent, sophisticated and harder to identify, and it may take considerable time for us to investigate and evaluate the full impact of cyber attacks, particularly for sophisticated attacks, which may inhibit our ability to provide prompt, full, and reliable information about cybersecurity incidents to our customers, regulators, and the public. Any delay in identifying or responding to cyberattacks and security incidents may lead to increased harm of the type described above.

Additionally, we are or may become subject to contractual obligations related to data privacy, protection and security, and such obligations may change or expand as our business grows. The actual or perceived failure by us, or by third parties related to us, to comply with such laws, regulations and obligations could increase our compliance and operational costs, expose us to regulatory scrutiny, actions, fines and penalties, result in reputational harm, lead to a loss of business, result in litigation and liability, and otherwise cause a material adverse effect on our business, financial condition, and results of operations.

Although we utilize various procedures and controls designed to help mitigate these risks, cyber attacks and other cyber events are evolving, unpredictable and increasing in sophistication, including through the use of advanced and evolving technologies, such as AI. Moreover, the information technology systems of our third-party partners, including suppliers, manufacturers, service providers and others on which we rely, may be subject to similar risks. While we maintain cybersecurity insurance coverage for certain security incidents, we cannot ensure that it will be sufficient in type or amount to cover any particular losses we may experience. Any significant security incident could have a material adverse effect on our business, financial condition and results of operations.

The failure to comply with complex federal and state laws and regulations related to submission of claims for services could result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid programs.

To the extent our product candidates are approved and commercialized, we will be subject to extensive federal and state laws and regulations relating to the submission of claims for payment for services, including those that relate to coverage of services under Medicare, Medicaid, and other governmental healthcare programs, the amounts that may be billed for services, and to whom claims for services may be submitted, such as billing Medicare as the secondary, rather than the primary, payor. The failure to comply with applicable laws and regulations, for example, enrollment in the Medicare Provider Enrollment, Chain and Ownership System, could result in our inability to receive payment for our services or attempts by third party payors, such as Medicare and Medicaid, to recover payments from us that we have already received. Submission of claims in violation of certain statutory or regulatory requirements can result in penalties, damages and exclusion from participation in Medicare and Medicaid. Government authorities and private whistleblowers may also assert that violations of laws and regulations related to submission of claims violate the federal False Claims Act or other laws related to fraud and abuse, including submission of claims for services that were not medically necessary. The Company will be generally dependent on independent physicians to determine when its services are medically necessary for a particular patient. Nevertheless, we could be adversely affected if it were determined that the services we provided were not medically necessary and not reimbursable, particularly if it were asserted that we contributed to the physician’s referrals of unnecessary services. It is also possible that the government could attempt to hold us liable under fraud and abuse laws for improper claims submitted by us if it were found that we knowingly participated in the arrangement that resulted in submission of the improper claims.

In addition to the Patient Protection and Affordable Care Act (the PPACA), the effect of which cannot presently be quantified, various healthcare reform proposals have also emerged from federal and state governments. Changes in healthcare policy could adversely affect our business.

We cannot predict whether future healthcare initiatives will be implemented at the federal or state level or in countries outside of the U.S. in which we may do business, or the effect any future legislation or regulation will have on us. The taxes imposed by any new federal legislation and the expansion in government’s effect on the U.S. healthcare industry, including the Inflation Reduction Act enacted in August 2022, may result in decreased profits to us, lower reimbursements by payors for our products or reduced medical procedure volumes, all of which may adversely affect our business, financial condition and results of operations.

We face significant competition from other biotechnology and pharmaceutical companies.

Our product candidates face, and will continue to face, intense competition from large pharmaceutical and biotechnology companies, as well as academic and research institutions. We compete in an industry that is characterized by (i) rapid technological change, (ii) evolving industry standards, (iii) emerging competition and (iv) new product introductions. Our competitors have existing products that compete with our product candidates and they may develop and commercialize additional products that will compete with our product candidates. Because competing companies and institutions may have greater financial resources than us, they may be able to provide broader services and product lines, make greater investments in research and development or carry on broader R&D initiatives. Our competitors also have greater development capabilities than we do and have substantially greater experience in undertaking preclinical and clinical testing of product candidates, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products.

We also compete with a substantial number of other companies that are working to develop novel drugs using emerging AI technologies that compete directly or indirectly with us. Companies implementing generative AI, for example, have been devoting resources to create large and high-quality training datasets in order to accelerate drug discovery processes. This includes using AI tools to create novel drug molecules, streamline disease target identification, and construct AI-based prediction models for clinical trial outcomes. As a result of these dynamics, we may not be able to secure the technologies we desire or to otherwise effectively compete. Furthermore, should any commercial undertaking by us prove to be successful, there can be no assurance competitors with greater financial resources will not offer competitive products and/or technologies.

Even if we obtain regulatory approval for our products, we may not be the first to market and that may affect the price or demand for our potential products. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication, or fewer side effects, than our potential products or may offer comparable performance at a lower cost. Additionally, the availability and price of our competitors’ products could limit the demand and the price we are able to charge for our potential products thereby reducing or eliminating our commercial opportunity. We may not be able to implement our business plan if the acceptance of our potential products is inhibited by price competition or the reluctance of physicians to switch from existing methods of treatment to our potential products, or if physicians switch to other new products or choose to reserve our potential products. Additionally, a competitor could obtain orphan product exclusivity from the FDA with respect to such competitor’s product, which may prevent us from obtaining approval from the FDA for such potential products for the same indication for a period of time. If our potential products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

Our employees and third-party partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employees’ or our third-party partners’ fraud or other misconduct. Misconduct by our employees or partners could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. Employee and third-party misconduct could involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our business and our reputation. It is not always possible to identify and deter such misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a material adverse effect on our business, financial condition and results of operations, and result in the imposition of significant fines or other sanctions against us.

Our business involves risk associated with handling hazardous and other dangerous materials.

Our research and development activities involve the controlled use of hazardous materials, chemicals, human blood and tissue, animal blood and blood products, animal tissue, and biological waste. The risk of accidental contamination or injury from these materials cannot be completely eliminated. The failure to comply with current or future regulations could result in the imposition of substantial fines against the Company, suspension of production, alteration of our manufacturing processes or cessation of operations.

Risks Related to the Securities Markets and Investment in our Securities.

Our shares of common stock are listed on the Nasdaq Capital Market, but we cannot guarantee that we will be able to maintain compliance with the continued listing standards or satisfy the continued listing standards going forward, which could make it more difficult for our stockholders to sell their shares.

Our shares of common stock are listed on the Nasdaq Capital Market (Nasdaq), and as such, we are required to satisfy the continued listing standards of Nasdaq to maintain our listing. However, we cannot assure you that we will be able to maintain compliance with the continued listing standards of Nasdaq, including its minimum closing bid price requirement, or satisfy the continued listing standards of Nasdaq going forward.

For example, on February 21, 2025, we were notified by Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), because our common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days. On February 2, 2026, we effected a 1-for-15 reverse stock split, and our common stock began trading on a split-adjusted basis (above $1 per share) at the opening of the market on February 2, 2026. To regain compliance, we were required to maintain a minimum closing bid price of $1.00 per share for at least 10 consecutive trading days. This requirement was met as of the close of trading on February 13, 2026.

If we are unable to comply with the continued listing standards of Nasdaq, including Nasdaq Listing Rule 5550(a)(2). Nasdaq may commence delisting procedures against us, which could result in our stock being removed from listing on Nasdaq, and we could face significant material adverse consequences, including:

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stock price volatility;
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limited availability of market quotations for our common stock;
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reduced liquidity with respect to our common stock;
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a determination that our shares are "penny stock," which will require brokers trading in our shares to adhere to more stringent requirements, and which may limit demand for our common stock among certain investors;
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limited news and analyst coverage on the Company; and
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decreased ability to issue additional securities or obtain additional financing in the future.

The sale of a substantial number of shares of our common stock into the market may cause substantial dilution to our existing stockholders and the sale, actual or anticipated, of a substantial number of shares of common stock could cause the price of our common stock to decline.

We have offered and sold a considerable amount of our common stock in past financings. Any additional or anticipated sales of shares by us, including through “at the market” offerings pursuant to our Sales Agreement with the Sales Agent, sales by holders of our warrants to purchase our common stock or sales by other stockholders may cause the trading price of our common stock to decline. Additional issuances of shares by us may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by us, our warrant holders or other stockholders or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The trading price of our common stock has been and is likely to continue to be volatile.

Our stock price is highly volatile. In addition to the factors discussed in this prospectus supplement, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control including:

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price and volume fluctuations in the overall stock market;
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changes in operating results and performance and stock market valuations of other biopharmaceutical companies generally;
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macroeconomic, industry, geopolitical and market conditions, including, but not limited to, high interest rates, the inflationary environment, general economic slowdown or a recession, foreign exchange rate volatility, financial institution instability, government shutdowns, changes in monetary policy, changes in trade policies including tariffs and other trade restrictions or the threat of such actions, rising geopolitical instability, including the ongoing conflict in Ukraine, the conflicts in the Middle East, and rising tensions between China and Taiwan and significant volatility in commodity prices, including the price of oil;
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financial or operational projections we may provide to the public, any changes in these projections or our failure to meet these projections;
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changes in government regulations;
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our inclusion or removal from certain stock indices;
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developments in patent or other proprietary rights;
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new products by our competitors;
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announcements of changes in our senior management or directors;
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other events, including those resulting from war, incidents of terrorism, natural disasters, severe weather, pandemics, or responses to these events;
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public statements made by third parties, including trial participants and clinical investigators, regarding our current or future clinical trials that may harm our reputation;
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changes in accounting principles;
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results of clinical studies;
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regulatory and FDA actions, including inspections and warning letters;
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coverage of us, and changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;
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any ongoing litigation that we are currently involved in or litigation that we may become involved in the future;
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additional shares of our common stock being sold into the market by us or our existing stockholders or warrant holders or the anticipation of such sales; and
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media coverage of our business and financial performance.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many healthcare companies. Stock prices of many healthcare companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. As a result, an investment in our common stock may decrease in value.

We have never paid dividends and we do not anticipate paying dividends in the future.

We have never declared or paid dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth, development, operation and expansion of our business, and we do not anticipate declaring or paying any dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be stockholders’ sole source of gain for the foreseeable future.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the trading price of our common stock may be negatively affected.

We are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. If we identify material weaknesses in our internal control over financial reporting, or if we are unable to comply with the requirements of the Sarbanes-Oxley Act in a timely manner or assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the trading price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

The anti-takeover provisions in our governing documents and Delaware law could delay or prevent a change in control which could reduce the market price of our common stock and could prevent or frustrate attempts by our stockholders to replace or remove our current management and the current Board.

Our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws contain provisions that could delay or prevent a change in control or changes in our Board that our stockholders might consider favorable. These provisions include a staggered Board, which divides the Board into three classes, with directors in each class serving staggered three-year terms. The existence of a staggered board can make it more difficult for a third party to effect a takeover of our Company if the incumbent Board does not support the transaction. These and other provisions in our corporate documents, and Delaware law, might discourage, delay or prevent a change in control or changes in our Board. These provisions could also discourage proxy contests and make it more difficult for activist investors and other stockholders to elect directors not nominated by our Board. Furthermore, the existence of these provisions, together with certain provisions of Delaware law, might hinder or delay an attempted takeover other than through negotiations with our Board.

Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes.

Our Amended and Restated Certificate of Incorporation, as amended, provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain actions. The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage lawsuits. In addition, there is uncertainty as to whether a court would enforce such a provision. If a court were to find these types of provisions to be inapplicable or unenforceable, and if a court were to find the exclusive forum provision in our Amended and Restated Certificate of Incorporation, as amended, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could materially and adversely affect our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our common stock and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Multiple securities and industry analysts currently cover us. If one or more of the analysts downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause the price of our common stock and trading volume to decline.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the securities by us in this offering will be approximately $4.1 million after deducting the Placement Agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and general corporate purposes. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however, we have no current commitments to do so.

We do not expect that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to enable us to fund the completion of development of any of our product candidates.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities.

The above summary of our expected use of net proceeds does not give effect to any cash exercise of the warrants being issued in this offering, nor the Placement Agent Warrants.

DESCRIPTION OF SECURITIES BEING OFFERED

We are offering 1,363,637 shares of our common stock. Each share of common stock we sell will be accompanied by one Series A warrant and one Series B warrant, each to purchase one share of common stock. The shares of our common stock sold in this offering will be issued separately from the accompanying warrants. We are also registering the shares of our common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated into the registration statement of which this prospectus supplement forms a part. Warrants will be issued in certificated form only.

Duration and Exercise Price

Each warrant offered hereby will have an exercise price of $4.40 per share. The warrants will be exercisable commencing six months after the date of issuance. The Series A warrants may be exercised until 5:00 p.m. (New York City time) on the five and one-half year anniversary of the issuance date, and the Series B warrants may be exercised until 5:00 p.m. (New York City time) on the two year anniversary of the issuance date. The warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

Exercise Price Adjustments

The exercise price of the warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of its warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

If, at the time the holder exercises the warrants, a registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is not then available for the issuance of such shares, then the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of the warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the warrants are exercisable immediately prior to such event. In addition, in certain circumstances, upon a fundamental transaction, the holder of a common warrant will have the right to require us to repurchase its common warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including a fundamental transaction not approved by our Board of Directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the common warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and any transfer taxes payable upon making such transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the warrants, and we do not expect such a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises its warrants. The warrants provide that the holder of the warrants has the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The warrants may be modified or amended or the provisions of such warrants waived with the written consent of the Company and the holder of the warrants, other than with respect to the holder’s exercise limitations and the amendments provision, which may not be modified, amended or waived.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent, or its designees, Placement Agent Warrants to purchase up to an aggregate of 122,727 shares of common stock. The Placement Agent Warrants will have substantially the same terms as the warrants described above, except that the Placement Agent Warrants will have an exercise price of $4.125 per share and will expire on the five-year anniversary of commencement of sales in the offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated February 17, 2026 as amended on March 20, 2026 and May 12, 2026, (the “engagement agreement”), we have engaged Rodman & Renshaw LLC to act as our exclusive Placement Agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the Placement Agent does not guarantee that they will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering. The Placement Agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 12, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our engagement agreement, we have agreed to pay the Placement Agent the fees set forth in the table below.

The following table shows, on a per share and accompanying warrants, and total basis, the offering price, Placement Agent fees and proceeds, before expenses to us.

	Per Share and Accompanying Warrants	Total
Offering price	$3.30	$4,500,002.10
Placement Agent’s fees	$0.231	$315,000. 15
Proceeds to us, before expenses	$3.069	$4,185,001.95

We have agreed to pay the Placement Agent in connection with this offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) $50,000 for fees and expenses of the Placement Agent’s counsel and other out-of-pocket expenses, and (iii) up to $15,950 for the Placement Agent’s closing costs. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $100,000. In addition, we have agreed to issue to the Placement Agent, or its designees, the Placement Agent Warrants to purchase a number of shares of our common stock equal to 3.0% of the aggregate number of shares of common stock sold to the investors in this offering, at an exercise price equal to 125% of the offering price per share of common stock sold in this offering.

In addition, upon any exercise for cash of any warrants issued in this offering, we have agreed to pay the Placement Agent within five business days of the receipt by us of the exercise price, a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and shall issue to the Placement Agent, warrants to purchase such number of shares of common stock equal to 3.0% of the aggregate number of such shares of common stock underlying such warrants that have been so exercised.

Tail Financing Payments

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was brought over-the-wall by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the expiration or the termination of the engagement agreement.

Lock-Up Agreement

We have agreed to be subject to a lock-up for a period of 90 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, subject to certain exceptions.

We have also agreed, subject to certain exceptions, until the first anniversary following the date of closing of the offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock, or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” facility, subject to certain exceptions.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

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may not engage in any stabilization activity in connection with our securities; and
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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the Placement Agent or its affiliates have provided, and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services. The Placement Agent is acting as sales agent for our at-the-market program.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATOS.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Rodman & Renshaw LLC is being represented in this offering by Haynes and Boone, LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act with respect to the shares of our common stock offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 25, 2026 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders filed with the SEC on March 30, 2026 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025);
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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;
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Our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 26, 2026, February 17, 2026, February 20, 2026, April 16, 2026 and May 8, 2026 (Item 5.07) (in each case, except for information contained therein which is furnished rather than filed); and
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The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on July 24, 2012 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

This prospectus supplement incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K (unless expressly provided to the contrary).

You may request a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), at no cost, by contacting us, either orally or in writing, at the following:

Atossa Therapeutics, Inc.

1448 NW Market Street, Suite 500

Seattle, WA 98107

(206) 588-0256

Information about us, including our reports filed with the SEC, is available through our website at www.atossatherapeutics.com. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus supplement. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

ATOSSA THERAPEUTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, debt securities and warrants from time to time under this prospectus. We may offer these securities separately or together in combination with other securities registered by this prospectus. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Our common stock, par value $0.18, is currently quoted on the Nasdaq Capital Market under the symbol “ATOS”. On May 10, 2024 the last reported sale price per share of our common stock on the Nasdaq Capital Market was $1.49. You are urged to obtain current market quotations for our common stock.

Our principal executive offices are located at 107 Spring Street, Seattle, Washington 98104.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 5 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23 , 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT THE COMPANY	8
RISK FACTORS	8
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	9
SECURITIES WE MAY OFFER	10
DESCRIPTION OF CAPITAL STOCK	16
DESCRIPTION OF DEBT SECURITES	16

DESCRIPTION OF WARRANTS	21
DESCRIPTION OF UNITS	23
EXPERTS	24
LEGALMATTER	24

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will describe the specific amounts, prices and other important terms of the securities.

We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and you should assume that such information may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered, or securities are sold, on a later date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. Although we believe our assumptions underlying our forward-looking statements are reasonable as of the date of this prospectus, we cannot assure you that the forward-looking statements set out in this prospectus will prove to be accurate. We typically identify these forward-looking statements by the use of forward-looking words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or the negative version of those words or other comparable words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

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general macroeconomic conditions, including the impact of inflation, high interest rates, general economic slowdown or a recession, the prospect of a shutdown of the U.S. federal government, foreign exchange rate volatility, financial institution instability, changes in monetary policy and increasing geopolitical instability, including the conflict in Ukraine, the conflict in the Middle East and rising tensions between China and Taiwan, on our business, our ability to access capital markets, our operating costs and our supply chain;
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the effects of natural disasters, pandemics, severe weather conditions and other events beyond our control;
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whether we can obtain approval from the U.S. Food and Drug Administration (FDA), and foreign regulatory bodies, to continue our clinical trials, including our planned (Z)-endoxifen trials, and to sell, market and distribute our therapeutics under development;
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our ability to identify and partner with organizations to commercialize any of our products once they are approved for marketing;
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our ability to successfully initiate and complete clinical trials of our products under development, including our proprietary (Z)-endoxifen (an active metabolite of Tamoxifen);
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the success, costs and timing of our development activities, such as clinical trials, including whether our studies using our (Z)-endoxifen therapies will enroll a sufficient number of subjects in a timely fashion or be completed in a timely fashion or at all;
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whether we will successfully complete our clinical trial of oral (Z)-endoxifen in women with mammographic breast density and our trials of (Z)-endoxifen in women with breast cancer, and whether the studies will meet their objectives;
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our ability to contract with third-party suppliers, manufacturers and service providers, including clinical research organizations, and their ability to perform adequately;
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our ability to successfully develop and commercialize new therapeutics currently in development, or new therapeutics that we might identify in the future, and within the time frames we currently expect;
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our ability to successfully defend litigation and other similar complaints that may be brought in the future, in a timely manner and within the coverage, scope and limits of our insurance policies;
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our ability to establish and maintain intellectual property rights covering our products;
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our increased risk of theft or misappropriation of our intellectual property and other proprietary technology outside of the U.S.;
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our expectations regarding, and our ability to satisfy, federal, state and foreign regulatory requirements, including evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability and evolving labor standards;
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our ability to comply with the continued listing requirements of the Nasdaq Capital Market (the Nasdaq);
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the accuracy of our estimates of the size and characteristics of the markets that our products and services may address;
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whether final study results will vary from preliminary study results that we may announce;

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our expectations as to future financial performance, expense levels and capital sources;
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our ability to attract and retain key personnel;
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our ability to execute our share repurchase program as planned; and
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our ability to raise capital.

This prospectus also contains estimates and other statistical data provided by independent parties and by us relating to market size and growth and other industry data. These and other forward-looking statements made in this prospectus are presented as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any new information, future events or circumstances that may affect our business after the date of this prospectus. Except as required by law, we do not intend to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

ABOUT THE COMPANY

We are a clinical-stage biopharmaceutical company developing proprietary innovative medicines in areas of significant unmet medical need in oncology with a focus on women’s breast cancer and other breast conditions. Our lead drug candidate under development is oral (Z)-endoxifen, which we are developing for both the prevention and treatment of breast cancer.

Our business strategy is to advance our programs through clinical studies, including potentially with partners, and opportunistically add programs in areas of high unmet medical need through acquisition, minority investment, collaboration or internal development.

(Z)-endoxifen is an active metabolite of tamoxifen, which is an FDA-approved drug to treat and prevent breast cancer. Tamoxifen is a “pro-drug,” in that it must be metabolized into active components (“metabolites”) to be effective. Despite the success of tamoxifen in treating ER+ breast cancer, its systemic side effects have led to generally low acceptance as a therapy to reduce the risk of breast cancer. These systemic side effects relate to estrogen agonist activity on the endometrium and the activation of coagulation pathways, leading to an increased risk of uterine events and thromboembolism. Hot flashes and vaginal symptoms are additional barriers to tamoxifen being accepted in the prevention setting.

Other limiting aspects of tamoxifen are that some people lack liver enzymes to adequately metabolize it and it can take a long time for many patients to reach therapeutic levels. Up to 50% of breast cancer survivors who take tamoxifen do not achieve therapeutic (Z)-endoxifen levels (meaning they are “refractory”) for a number of reasons, including that they, due to their genotype, do not have the requisite liver enzymes. We believe our proprietary oral (Z)-endoxifen, in part because it is not a pro-drug and does not need to be metabolized by the liver, may overcome some of the shortcomings of tamoxifen.

(Z)-endoxifen is a proprietary, novel Selective Estrogen Receptor Modulator (SERM); which is a class of drugs that blocks estrogen from connecting with breast cancer cells, with the intent of keeping the cells from multiplying. We are developing oral (Z)-endoxifen for the potential prevention and treatment of breast cancer. We have completed four Phase 1 clinical studies (including a study in men) and two Phase 2 clinical studies with our proprietary (Z)-endoxifen (including oral and topical formulations). We have also developed clinical manufacturing capabilities through qualified third parties.

Summary of Leading Programs

(Z)-endoxifen is currently being investigated in five ongoing Phase 2 trials:

EVANGELINE. A Phase 2 randomized study of (Z)-endoxifen as a neoadjuvant treatment for pre-menopausal women with Estrogen Receptor Positive (ER+) / Human Epidermal Growth Factor Receptor 2 negative (HER2-) breast cancer. The EVANGELINE study is expected to enroll 180 patients at sites across the U.S.

The EVANGELINE study began enrolling patients in February 2023 as part of a 40mg pharmacokinetic (PK) run-in cohort to assess whether 40mg/day achieved plasma concentrations required to optimally target protein kinase C beta (PKC-β) inhibition. The treatment was well tolerated and showed encouraging efficacy but did not reach the desired steady state plasma concentrations. Per the study protocol, an 80mg PK cohort run-in was initiated.

Targeting PKC-β could potentially further enhance (Z)-endoxifen’s antitumor mechanism of action. The opportunity with inhibiting PKC-β is to induce apoptosis, which is programmed cell death where the malignant cells die. Apoptosis is the cellular equivalent of a self-destruct button and would be expected to lead to increased response rates evidenced by reduction or elimination of tumor lesions.

Karisma-Endoxifen. A Phase 2 study investigating (Z)-endoxifen in premenopausal women with measurable breast density (MBD). Participants in the study are randomized into one of three cohorts to receive a placebo, or 1mg or 2mg of (Z)-endoxifen daily for six months. Mammograms are conducted to measure reduction in breast density over the treatment period and a final mammogram will be conducted at 24 months to assess the durability of density changes. The study fully enrolled in November 2023, and we expect primary data in the second half of 2024.

Approximately half of the women in the world over the age of 40 have dense breasts and there are currently no approved treatments to reduce breast density. Elevated breast density can make a mammogram more difficult to interpret because dense breast tissue and some abnormal breast changes, such as calcifications and tumors, both appear as white areas in the mammogram. In women with the highest density, approximately 50% of breast cancers are missed on a mammogram and diagnosed in the interval between two screening rounds. These are known as “interval cancers,” which are often larger, more advanced, and more difficult to treat. Additionally, women with the highest density are four to six times more likely to develop breast cancer in their lifetime compared to women with the least dense breasts.

As of September 2024, the U.S. Food and Drug Administration (FDA) will require mammogram providers to notify patients about the density of their breasts. The notification for patients with dense breasts will include a warning that dense tissue makes it harder to find breast cancer on a mammogram and raises their risk of developing breast cancer. It will also encourage women with dense breast tissue to discuss the findings with their healthcare provider.

Based on input received in March 2020 from the FDA and Swedish Medical Products Agency, reduction in MBD may not be an approvable indication unless we can demonstrate that (Z)-endoxifen also reduces the incidence of breast cancer. We may therefore conduct additional studies of (Z)-endoxifen to assess its correlation with the risk of breast cancer and/or reduction in the incidence of new breast cancers.

I-SPY 2. A Phase 2 trial investigating (Z)-endoxifen in the neoadjuvant treatment setting, which is the window of time between a diagnosis and the primary treatment. The intent of neoadjuvant therapy is to slow the growth of the cancer or even shrink the cancer prior to surgery. Doing this helps surgery to be more effective and could alter the surgical approach; meaning some breast cancer patients could have a lumpectomy instead of a mastectomy. Neoadjuvant therapy has also been shown to reduce the likelihood that the cancer returns.

The I-Spy 2 trial is being conducted through a partnership with Quantum Leap Healthcare Collaborative, which was established in 2005 by medical researchers at University of California, San Francisco and Silicon Valley entrepreneurs to speed the development of innovative breast cancer therapies like (Z)-endoxifen. The platform trial is enrolling patients with newly diagnosed (ER+) invasive breast cancer. Participants in the (Z)-endoxifen arm are treated with 10mg daily for up to 24 weeks prior to surgery. Efficacy measures include reduction in Ki-67, a marker for tumor cell proliferation, and objective response rate as measured by MRI. The (Z)-endoxifen treatment cohort of 20 participants completed full enrollment in the first quarter of 2024 with data expected in the second half of 2024.

I-Spy 2 Combo. A Phase 2 trial to evaluate our proprietary (Z)-endoxifen in combination with abemaciclib (VERZENIO®), a cyclin-dependent kinase (CDK) 4/6 inhibitor marketed by Eli Lilly and Company, in women with ER+/HER2- breast cancer. The new study arm is expected to enroll approximately 20 women with newly diagnosed Estrogen Receptor positive (ER+) / Human Epidermal Growth Factor Receptor 2 negative (HER2-) invasive breast cancer. Participants are expected to receive (Z)-endoxifen once daily in combination with abemaciclib twice daily for a total of 24 weeks prior to surgery.

RECAST DCIS. A Phase 2 platform study investigating (Z)-endoxifen in women diagnosed with Ductal Carcinoma In Situ (DCIS). The goal of the study, which was initiated in October 2023, is to prevent the progression of DCIS to breast cancer. Participants receive six months of treatment with 10mg of (Z)-endoxifen daily with the intent of determining their suitability for long-term active surveillance without surgery. On February 22, 2024, the first patient was dosed with our proprietary SERM (Z)-endoxifen.

DCIS is the presence of abnormal cells inside a milk duct in the breast. It is considered to be the earliest form of breast cancer and is noninvasive, meaning it has not spread beyond the milk duct. DCIS is usually found during a mammogram done as part of breast cancer screening or to investigate a breast lump. There are approximately 60,000 DCIS diagnoses made each year in the United States alone.

Currently, there is no way to predict which patients diagnosed with DCIS will progress to invasive breast cancer. As a result, aggressive local therapy, identical to the way invasive breast cancer is treated, is the current standard of care. For most patients, this involves mastectomy or lumpectomy, radiation, and hormone therapy for five years. If treatment with (Z)-endoxifen can effectively halt the progression of DCIS, it would potentially spare a significant percentage of patients diagnosed with this disease from aggressive, invasive, or potentially unnecessary treatment.

Other Programs; Immunotherapy/CAR-T Programs

Other Program. On July 6, 2023, we announced a strategic, sponsored research agreement with Weill Cornell Medicine to study the potential of inducing estrogen receptor expression in triple-negative breast cancer (TNBC). The goal of the research is to determine if treating TNBC with extracellular vesicles carrying the estrogen receptor can change the cancer phenotype and turn on the estrogen receptor. Converting the tumor to ER+ would make it sensitive to hormone therapy, including treatment with (Z)-endoxifen. This could potentially fundamentally transform the treatment approach and outlook for patients diagnosed with TNBC.

Investment in CAR-T Company. On December 23, 2022, we closed our investment in DCT, a privately-held, venture-capital backed, developer of CAR-T therapies. DCT is in the pre-clinical phase of developing controllable CAR-T cells to address difficult-to-treat cancers. Its platform technology of dynamic control of engineered T-cells is designed to improve the safety, efficacy, and durability of CAR-T cell therapies. While its initial focus is hematologic malignancies, it’s possible that its innovative approach could also have broad applicability in solid tumors and autoimmune diseases.

Much of the recent successes in the field of chimeric antigen receptor therapy, or CAR-T, has relied on the systemic delivery (for example, a needle injection into the blood stream) of the CAR-T which is intended to treat various non-solid tumor cancers, such as blood cancers. One concern with this systemic approach is that it does not target the location of the cancer and it can have adverse effects, including deadly “cytokine storms.” Moreover, CAR-T treatments delivered systemically can be as high as $500,000 per patient.

We have filed patent applications on a novel method to deliver CAR-T cells or other types of immunotherapy into the milk ducts of the breast, the location where most breast cancers originate for the potential targeted treatment of breast cancer. This approach uses targeted intraductal delivery of either T-cells that have been genetically modified to attack breast cancer cells or various other immune-therapies. We believe this intraductal method has several potential advantages, including the reduction of toxicity by limiting systemic exposure of the T-cells or immunotherapy; improved efficacy by placing the T-cells or immunotherapy in direct contact with the target ductal epithelial cells that are undergoing or have undergone malignant transformation; and, lymphatic migration of the CAR-T cells or immunotherapy potentially extending their cytotoxic actions into the regional lymph system, which could limit tumor cell dissemination or metastasis. Moreover, our approach may be more cost effective if lower doses of therapy can be delivered compared to systemic CAR-T. We have not begun, and may not be successful in completing, pre-clinical and clinical studies of our CAR-T technology.

RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings, including our most recent Quarterly Report on Form 10-Q, that are incorporated herein by reference. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, which include, but are not limited to, funding our ongoing and future development of our drugs and devices under development, and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

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through one or more underwriters or dealers in a public offering and sale by them;
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directly to investors; or
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through agents.

We may sell the securities from time to time:

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in one or more transactions at a fixed price or prices, which may be changed from time to time;
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at market prices prevailing at the times of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, various series of debt securities and warrants to purchase any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock, as well as other material terms of certain provisions of the Delaware General Corporation Law (the “DGCL”), and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “certificate of incorporation”) and our Amended and Restated Bylaws (the “bylaws”), each of which are incorporated herein by reference. For more information on how you can obtain our certificate of incorporation and bylaws, see the heading “Where You Can Find Additional Information.”

Common Stock

Authorized Shares. We are authorized to issue up to 175,000,000 shares of common stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. When a quorum is present at any meeting of our stockholders, the affirmative vote of a majority of the votes properly cast on the matter (excluding any abstentions or broker non-votes) will be the act of the stockholders with respect to all matters other than the contested election of directors (which will be elected by a plurality of all votes properly cast), or as otherwise provided in the bylaws, the certificate of incorporation or a preferred stock designation, or as otherwise required by law.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board of Directors out of the funds legally available.

Other Rights. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is VStock Transfer.

Listing. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “ATOS”.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Series A Junior Participating Preferred Stock. On May 22, 2014, the Company filed a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock with the Delaware Secretary of State creating 750,000 shares of a series of authorized preferred stock, par value $0.001 per share, designated as the “Series A Junior Participating Preferred Stock”. Our Stockholder Rights Agreement, dated May 19, 2014, provides that all stockholders of record on May 26, 2014 received a non-taxable dividend distribution of one right (“Right”) for each share of our common stock held by such stockholder, and each share of common stock issued after May 26, 2014 and prior to the Distribution Date (as defined below), and in certain circumstances, after the Distribution Date, will be issued together with one Right. Each Right is attached to and trades with the associated share of common stock. The Rights will become exercisable only upon the earlier of (the “Distribution Date”): (1) ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 15% or more of our common stock (or, in the case of a person who beneficially owned 15% or more of our common stock on the date the Stockholder Rights Agreement was executed, by acquiring beneficial ownership of additional shares representing 2.0% of our common stock then outstanding (excluding compensatory arrangements)); or (2) ten business days after a person commences a tender offer that, if consummated, would result in such person becoming an Acquiring Person. As of and after the Distribution Date, the Rights will separate from the shares of common stock and each Right will become exercisable to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $15.00 (the “Purchase Price”), subject to adjustment. This portion of Series A Junior Participating Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of common stock. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of common stock (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Stockholder Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the shares of common stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price. As of the date of this prospectus, no shares of Series-A Junior Participating Preferred Stock are outstanding. The Rights will expire on the earliest of (a) 5:00 p.m., Eastern time, on May 26, 2024, (b) the time at which the Rights are redeemed, and (c) the time at which the Rights are exchanged in full.

Series A Convertible Preferred Stock. On March 31, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Delaware Secretary of State creating 4,000 shares of a series of authorized preferred stock, par value $0.001 per share, designated as the “Series A Convertible Preferred Stock”. As of the date of this prospectus, no shares of Series A Convertible Preferred Stock are outstanding. The terms and provisions of our Series A Convertible Preferred Stock are:

Conversion. Each share of Series A Convertible Preferred Stock is convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series A Convertible Preferred Stock by an initial conversion price of $1,333.33 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series A Convertible Preferred Stock will not have the right to convert any portion of the Series A Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event the Company effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications, or share exchanges in which its common stock is effectively converted into or exchanged for other securities, cash or property, the Company consummates a business combination in which another person acquires 50% of the outstanding shares of its common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by its issued and outstanding common stock, then, upon any subsequent conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series A Convertible Preferred Stock.

Dividends. Holders of Series A Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock. The Series A Convertible Preferred Stock contractually entitles the holders of such securities to participate in dividends but do not contractually require the holders of such securities to participate in losses of the Company.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series A Convertible Preferred Stock has no voting rights.

Liquidation Preference. Upon the Company's liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series A Convertible Preferred Stock will be entitled to receive out of the Company's assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series A Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. The Company is not obligated to redeem or repurchase any shares of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series B Convertible Preferred Stock. On May 29, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock with the Delaware Secretary of State creating 25,000 shares of a series of authorized preferred stock, par value $0.001 per share, designated as the “Series B Convertible Preferred Stock”. As of the date of this prospectus, 582 shares of Series B Convertible Preferred Stock are outstanding. The terms and provisions of our Series B Convertible Preferred Stock are:

Conversion. Each share of Series B Convertible Preferred Stock is convertible at our option at any time on or after the first anniversary of the closing of the rights offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Convertible Preferred Stock by an initial conversion price of $3.52 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series B Convertible Preferred Stock will not have the right to convert any portion of the Series B Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event the Company effects certain mergers, consolidations, sales of substantially all of its assets, tender or exchange offers, reclassifications, or share exchanges in which its common stock is effectively converted into or exchanged for other securities, cash or property, the Company consummates a business combination in which another person acquires 50% of the outstanding shares of its common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by its issued and outstanding common stock, then, upon any subsequent conversion of the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series B Convertible Preferred Stock.

Dividends. Holders of Series B Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock. The Series B Convertible Preferred Stock contractually entitles the holders of such securities to participate in dividends but do not contractually require the holders of such securities to participate in losses of the Company.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series B Convertible Preferred Stock has no voting rights.

Liquidation Preference. Upon the Company's liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series B Convertible Preferred Stock will be entitled to receive out of the Company's assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series B Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. The Company is not obligated to redeem or repurchase any shares of Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series C Convertible Preferred Stock. On December 9, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock with the Delaware Secretary of State creating 20,000 shares of a series of authorized preferred stock, par value $0.001 per share, designated as the “Series C Convertible Preferred Stock”. As of the date of this prospectus, no shares of Series C Convertible Preferred Stock are outstanding. The terms and provisions of our Series C Convertible Preferred Stock are:

Conversion. Each share of Series C Convertible Preferred Stock is convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series C Convertible Preferred Stock by an initial conversion price of $1.00 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series C Convertible Preferred Stock will not have the right to convert any portion of the Series C Convertible Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series C Convertible Preferred Stock, the holders of the Series C Convertible Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series C Convertible Preferred Stock.

Dividends. Holders of Series C Convertible Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series C Convertible Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series C Convertible Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series C Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts shall be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series C Convertible Preferred Stock. Shares of Series C Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Certain Provisions Affecting Control of the Company

Certificate of Incorporation and Bylaw Provisions. Some provisions of the DGCL and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

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acquisition of us by means of a tender offer;
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acquisition of us by means of a proxy contest or otherwise; or
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removal of our incumbent officers and directors.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Advance Notice Procedures. The advance notice procedures in our bylaws with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all such stockholder notices. These requirements may have the effect of precluding stockholders from bringing proposals relating to the nomination of candidates for election as directors or new business before the stockholders at an annual or special meeting.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

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any merger or consolidation involving the corporation and the interested stockholder;
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any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets involving the interested stockholder;
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in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture to be entered into between us and a trustee to be named in a prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title of the series of debt securities;
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any limit upon the aggregate principal amount that may be issued;
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the maturity date or dates;
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the form of the debt securities of the series;
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the applicability of any guarantees;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
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any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

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our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
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our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
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our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);
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default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default: (a) is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or
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certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and
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complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

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depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and
•
complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange Rights

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

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cure any ambiguity, omission, defect or inconsistency;
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comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;
•
provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•
create a series and establish its terms;
•
provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
add a guarantor subsidiary in respect of any series of debt securities;
•
secure any series of debt securities;
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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•
make any change that does not adversely affect the rights of any holder; or
•
conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities. Without the consent of each holder affected, we and the trustee may not:

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reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
•
reduce the rate of or extend the time for payment of interest, including defaulted interest;
•
reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;
•
make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common shares or other securities, cash or other property in accordance with the terms of such security;
•
modify the ranking or priority of the debt securities;
•
make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;
•
waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or
•
make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may issue under this prospectus, which may consist of warrants to purchase common shares, preference shares or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common shares, preference shares or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

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the offering price and aggregate number of warrants offered;
•
the currency for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•
in the case of warrants to purchase common shares or preference shares, the number of common shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•
the terms of any rights to redeem or call the warrants;
•
the terms of any rights to force the exercise of the warrants;
•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the dates on which the right to exercise the warrants will commence and expire;
•
the manner in which the warrant agreements and warrants may be modified;
•
a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and
•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Upon any purchase of common shares pursuant to the exercise of a warrant, the holder of such common shares will be subject to the provisions of our amended and restated by-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “Description of Share Capital—Common Shares.”

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of common stock, preferred stock, debt securities or warrants to purchase shares of our common stock, shares of our preferred stock or debt securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain U.S. federal income tax considerations applicable to the units; and
•
any other material terms of the units and their constituent securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Atossa Therapeutics Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement (or incorporated by reference). Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We maintain a website at www.atossatherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the termination of an offering of securities, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

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The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (including the portions of our Proxy Statement for our 2024 Annual General Meeting of Shareholders incorporated by reference therein);
•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 13, 2024;
•
The Company’s Current Reports on Forms 8-K filed with the SEC on March 12, 2024 and March 18, 2024 (in each case, except for information contained therein which is furnished rather than filed);
•
The description of the Company’s Common Stock contained in the registration statement on Form 8-A filed with the Commission on July 24, 2012 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description; and
•
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Atossa Therapeutics, Inc.

107 Spring Street

Seattle, Washington 98104

(206) 588-0256

We maintain a website at www.atossatherapeutics.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

1,363,637 Shares of Common Stock

Warrants to Purchase up to 2,727,274 Shares of Common Stock

Placement Agent Warrants to Purchase up to 122,727 Shares of Common Stock

PROSPECTUS SUPPLEMENT

June 10, 2026

Rodman & Renshaw LLC